As filed with the Securities and Exchange Commission on May 22, 2009

Registration No. 333-157855

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM S-1 /A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBALPAYNET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	7389	98-0458087
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer)
incorporation or organization)	Classification Code Number)	Identification No.

Alain Ghiai
Columbia Tower, 701 Fifth Ave, Suite 4200	Columbia Tower, 701 Fifth Ave, Suite 4200
Seattle, WA 98104	Seattle, WA 98104
(206) 262-7533	(206) 262-7533
(Address and Telephone Number of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

_____________________

WITH COPIES TO:

Jeffrey M. Quick, Esq.

Quick Law Group, PC

900 W. Pearl Street, Suite 300

Boulder, Colorado 80302

(720) 259-3393

Fax: (303) 845-7315

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if smaller reporting company)	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, $0.001 par value (2)	38,313,148	$2.00	$76,626,296	$2,751.30

———————

(1)

In the event of a stock split, stock dividend or similar transaction involving the common stock of the registrant, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically adjusted to cover the additional shares of common stock in accordance with Rule 416 under the Securities Act.  Of the total number of shares being registered for resale (38,313,148), 19,395,000 were included in the registration statement on Form S-1 filed March 11, 2009.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act, based on the most recent sale price of the Company’s common stock.

(3)

Represents the fee payable on the additional number of shares being registered hereby.  A fee of $1,524.45 was previously paid when the registration statement on Form S-1 was initially filed on March 11, 2009.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the securities and exchange commission, acting pursuant to section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the U.S. Securities and Exchange Commission. These securities may not be sold until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION

DATED MAY 22, 2009

GLOBALPAYNET HOLDINGS, INC.

Up to 38,313,148 shares of our common stock

This prospectus relates to the resale by the selling shareholders of up to 38,313,148 shares of our common stock. The selling shareholders may sell common stock from time to time. Our common stock is currently not traded on any market or securities exchange.  We will not receive any proceeds from this offering. We will bear all costs associated with this registration.

The selling shareholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales. See “Plan of Distribution” beginning on page 9 for more information about how the selling shareholders may sell or dispose of their shares.

The shares offered in this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2009.

TABLE OF CONTENTS

Prospectus Summary

1

The Offering

3

Risk Factors

4

Use Of Proceeds

7

Dividend Policy

7

Determination Of Offering Price

7

Dilution

7

Off-Balance Sheet Arrangements

7

Effect Of Inflation And Changes In Prices

7

Selling Shareholders

7

Plan Of Distribution

9

Description Of Securities

10

Market For Common Equity And Related Stockholder Matters

12

Penny Stock Considerations

13

Management’s Discussion And Analysis Of Financial Condition And Results Of Operation

14

Business

14

Employees

41

Property

41

Legal Proceedings

41

Management

41

Executive Compensation

43

Compensation Discussion And Analysis

43

Security Ownership Of Certain Beneficial Owners And Management

44

Certain Relationships And Related Transactions

45

Legal Matters

46

Experts

46

Changes In And Disagreements With Accountants

46

Available Information

46

Index to Financial Statements

F-1

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

i

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, the “Risk Factors” section on page 4, and the financial statements and the notes to the financial statements beginning on page F-1. You should also review the other available information referred to in the section entitled “Available Information” on page 44. In this prospectus, “GPN,” the “Company,” “we,” “us” and “our” refer to GlobalPayNet Holdings, Inc.

General Overview

GlobalPayNet Holdings Inc. (the“Company”) is a US SEC compliant information technology holding group incorporated in Nevada, and headquartered in Seattle WA, with subsidiaries and partnerships in Canada and Europe. The Company provides solutions and services to securely manage and store highly confidential electronic data such as Electronic Payments, Electronic Health Records and other sensitive data exchanged through the Internet by businesses of all sizes. These services are provided in compliance with the Payment Card Industry Data Security Standard, (PCI DSS) and the Health Insurance Portability and Accountability Act of 1996 (HIPAA).

The primary businesses where the Company can leverage its know-how and technology into a Unique Selling Proposition are:

•

Electronic IP-Based Payment Transactions

•

Electronic Health Record Management

•

PCI DSS Compliant Secure Storage of sensitive information

•

Secure web hosting, Secure data storage, disaster recovery and business continuity

•

PCI DSS Compliance and forensic audit services

The Company’s business model is both subscription and transactional fee based, which creates very attractive margins. The company kept its expenditures under strict control during the years of pure development so that it is now debt free and ready to boost the commercialization of the services and solutions. The technical knowledge of the management team together with the light structure enables the Company to foresee the coming market needs and rapidly react accordingly without the burden of a heavy hierarchy. Rigidity and slow reaction to the evolving market situation are among the most severe hindrances of the main competitors. The company’s solutions and services are priced at levels that make them affordable to organizations of all sizes unlike the products of its main competitors.

The company’s Distinctive Business Value relies on the following tenets:

•

Solid entity with international reaches for global data processing (USA, Canada, EU)

•

Service oriented company with innovative services and products

•

Transactional based SaaS business model with a variety of innovative on-demand products generating very high margin recurring fees

•

Experienced management and software development team, tight management of costs and a light and infinitely scalable structure

•

Entirely owned Intellectual Property on software and hardware infrastructure.

•

State of the art technology platform compliant with international data security standards and continually updated

•

Partnerships with Global 100 companies already in place (SAP, RBS, HSBC etc.)

•

Operating in the global electronic payment processing field, Health IT and, data security and storage for all sizes of enterprises on the web and mobile networks.

•

Exceptional forecast of profit and turnover growth in the next 5 years. Realistic targets based upon an organic growth strategy deliverable from the existing asset base.

•

“Global but Local” concept (we are present in 2 continents, 8 countries and can underwrite merchant accounts in 31 countries, including China)

The Company is insulated from rising defaults and late payments, because unlike American Express and Discover Financial Inc., the Company does not extend credit to cardholders. All the risks are with the banks and other underwriters.

Mission

To provide public and private organizations highly secure electronic data transaction services globally.

The business model is both subscription (SaaS-Software as a Service) and transactional fee based, which makes the margins very attractive. The company kept its expenditures under strict control during the years of pure development so that it is now debt free and ready to boost the commercialization of the services and solutions. This is being done by hiring highly technically skilled people with a strong track record in leading the sales and operations of technology companies. The technical knowledge of the management team together with the light structure enables the Company and its partners to foresee the coming market needs and rapidly react accordingly without the burden of a heavy hierarchy. Rigidity and slow reaction to the evolving market situation are among the most severe hindrances of the main competitors.

The Company’s solutions and services are priced at levels that make them affordable to organizations of all sizes unlike the products of its main competitors.

We offer our services in the USA, Canada, and the European Union primarily through a network of outside sales partners, merchant banking partners, third party solution providers, and inside sales team to merchants that sell products or services online. We were incorporated in 2004 in Nevada, USA and have offices in Seattle WA USA, and Vancouver BC Canada, and have our R&D offices in Kamloops BC Canada. Our European partner, GlobeXPayNet S.A. is headquartered in Geneva, Switzerland and has offices located in Warsaw Poland, Milan Italy, Dusseldorf Germany, Paris and Nice France and London United Kingdom.

Our principal offices are located at 701 Fifth Ave., Suite 4200, Seattle, WA 98104, and our telephone number is (206) 262-7533. We are incorporated under the laws of the State of Nevada. Our website address is www.globalpaynet.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus.

THE OFFERING

Common stock offered by selling shareholders	Up to 38,313,148 shares of our common stock.

Use of proceeds	We will not receive any proceeds from the sale of the common stock.

RISK FACTORS

An investment in our common stock involves a substantial degree of risk. Before making an investment decision, you should give careful consideration to the following risk factors in addition to the other information contained in this report. The following risk factors, however, may not reflect all of the risks associated with our business or an investment in our common stock. YOU SHOULD NOT BUY THESE SECURITIES UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT.

Risks Related to Our Business

We have a limited operating history and there is no assurance that our company will achieve profitability.

We have had no significant operations or revenues with which to generate profits or greater liquidity. We have not yet generated a sufficient amount of operating revenue to sustain our projected operations. We have a very limited operating history on which investors can evaluate our potential for future success. Our ability to generate revenue is uncertain and we may never achieve profitability. Potential investors should evaluate our company in light of the expenses, delays, uncertainties, and complications typically encountered by early-stage businesses, many of which will be beyond our control. These risks include:

•

lack of sufficient capital,

•

unproven business model,

•

marketing difficulties,

•

competition, and

•

uncertain market acceptance of our products and services.

As a result of our limited operating history, our plan for growth, and the competitive nature of the markets in which we may compete, our historical financial data are of limited value in anticipating future revenue, capital requirements, and operating expenses. Our planned capital requirements and expense levels will be based in part on our expectations concerning capital investments and future revenue, which are difficult to forecast accurately due to our current stage of development. We may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Our product development, marketing and general administrative expenses may increase significantly if we begin to increase our sales and expand operations. To the extent that these expenses precede or are not rapidly followed by a corresponding and commensurate increase in revenue or additional sources of financing, our business, operating results, and financial condition may be materially and adversely affected.

We may need significant infusions of additional capital.

Based upon our current cash reserves and forecasted operations, we may need to obtain additional outside funding in the future in order to further satisfy our cash requirements. Our need for additional capital to finance our business strategy, operations, and growth will be greater should, among other things, revenue or expense estimates prove to be incorrect. We cannot predict the timing or amount of our capital requirements at this time. If we fail to arrange for sufficient capital on a timely basis in the future, we may be required to reduce the scope of our business activities until we can obtain adequate financing. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects. Debt financing must be repaid regardless of whether or not we generate profits or cash flows from our business activities. Equity financing may result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock.

We may face significant competition, including from companies with greater resources, which could adversely affect our revenues, results of operations and financial condition.

There are existing companies that offer or have the ability to develop products and services that will compete with those that we currently offer or may offer in the future. These include large, well-recognized companies that have substantial resources and established relationships in the markets in which we compete. Their greater financial, technical, marketing, and sales resources may permit them to react more quickly to emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of competing products and services. Emerging companies also may develop and offer products and services that compete with those that we offer. Increased competitive pressure could lead to reduced market share, as well as lower prices and reduced margins for our products, which would adversely affect our results of operations and financial condition. We cannot assure you that we will be able to compete successfully in the future.

If we are unable to manage our projected growth, our growth prospects may be limited and our future profitability may be adversely affected.

We expect our business to grow in the near future. Rapid expansion may strain our current managerial, financial, operational, and other resources. If we are unable to manage our growth, our business, operating results, and financial condition could be adversely affected. We will need to continually improve our operations and our financial, accounting, and other internal control systems in order to manage our growth effectively. Any failure to do so may lead to inefficiencies and redundancies, and result in reduced growth prospects and profitability.

We depend upon our executive officers and key personnel.

Our performance depends substantially on the performance of Alain Ghiai, our Chief Executive Officer. The success of our business in the future will depend on our ability to attract, train, retain and motivate high quality personnel, especially highly qualified technical and managerial personnel. The loss of services of Mr. Ghiai or other key personnel could have a material adverse effect on our business, revenues, results of operations or financial condition.

Competition for talented personnel is intense, and there is no assurance that we will be able to continue to attract, train, retain or motivate other highly qualified technical and managerial personnel in the future. Our senior management currently defers a large percentage of their annual salaries and there can be no assurance that they will continue to perform services for the company without receiving full compensation. In addition, market conditions may require us to pay higher compensation to qualified management and technical personnel than we currently anticipate. Any inability to attract and retain qualified management and technical personnel in the future could have a material adverse effect on our business, prospects, financial condition, and results of operations.

We rely on third-party software and applications as a component of our infrastructure.

The Company integrates third-party software as a component of our gateway infrastructure. There are inherent limitations in the use and capabilities of much of the third-party technology that we use. As a result, we face a number of challenges in integrating these technologies into our products. We would be seriously harmed if the third-party providers from whom we get our software ceased to deliver and support reliable products, enhance their current products or respond to emerging industry standards. In addition, the third-party software may not continue to be available to us on commercially reasonable terms or at all. The loss of, or inability to maintain or obtain this software, could result in shipment delays or reductions. Furthermore, we might be forced to limit the features available in our current or future product offerings. Either alternative could seriously harm our business and operating results.

Risks Related to Our Common Stock

The offering price of the shares listed in this prospectus was determined based on several assumptions, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of the Company, and may make our shares difficult to sell.

Because our shares are not listed or quoted on any exchange or quotation system, the offering price of $2.00 per share for the shares of common stock offered in this prospectus was arbitrarily determined, based on recent unregistered sales of our equity securities. The offering price is not an indication of and is not based upon the actual value of our Company. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

There is no assurance of a public market or that the common stock will ever trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board. In addition, it is possible that, such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business and do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our Board of Directors.

Our common stock is considered a penny stock, which is subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling shareholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain all of our future earnings to finance the growth and development of our business.

DETERMINATION OF OFFERING PRICE

The shares of our common stock are being offered for sale by the selling shareholders at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices.  Our common stock is not listed on a public exchange ..

DILUTION

The common stock to be sold by the selling shareholders is common stock that is calculated as being currently issued. Accordingly, there will be no dilution to our existing shareholders.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

EFFECT OF INFLATION AND CHANGES IN PRICES

We do not believe that inflation and changes in price will have a material effect on operations.

SELLING SHAREHOLDERS

The following table sets forth the name of the selling shareholders, the number of shares of common stock beneficially owned by each of the selling shareholders as of May 1, 2009 and the number of shares of common stock being offered by the selling shareholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

Each selling shareholder acquired the shares to be sold by the selling shareholder in the ordinary course of business and, at the time of acquisition of the shares, no selling shareholder had any agreement or understanding, directly or indirectly, to distribute the shares.

We will not receive any proceeds from the resale of the common stock by the selling shareholders.

Name of Selling shareholder	Shares of Stock Owned (1)(2)	Shares of Common Stock Being Offered(1)(2)	Percentage of Shares Owned Before the Offering(2)	Percentage of Shares Owned After the Offering(3)
Andorra Banc Agricol Reig SA (4)	13,300,000	13,300,000	34.71%
Renovatio Media Group SA (5)	4,628,190	4,628,190	12.08%	0
Alain Ghiai	3,978,750	3,978,750	10.39%	0
Francisco Portillejo Hoyos	1,600,000	1,600,000	4.18%	0
Maisonette Group SA (6)	1,525,000	1,525,000	3.98%	0
Briner Group Holdings Inc. (7)	1,220,000	1,220,000	3.18%	0
Daniel J. Nichols	1,000,000	1,000,000	2.61%	0
Globus Communications Ltd. (8)	990,000	990,000	2.58%	0
Catalyst Capital Holdings Ltd. (9)	900,000	900,000	2.35%	0

Foresight Capital Holding Ltd (10)	900,000	900,000	2.35%	0
Griffin Capital Holdings Ltd. (11)	900,000	900,000	2.35%	0
Globus Media Ltd (8)	695,000	695,000	1.81%	0
Jean-Pierre Bruyonghe	625,000	625,000	1.63%	0
Claude Coquelz	590,750	590,750	1.54%	0
Patrick Fischer	540,000	540,000	1.41%	0
Brodie Klenk	500,000	500,000	1.31%	0
Clayton Morgan	500,000	500,000	1.31%	0
Matt De Fouw	500,000	500,000	1.31%	0
Ali-Resa Pahlavi	350,000	350,000	*	0
Hans Kist	300,000	300,000	*	0
Edelweiss Capital Holdings Ltd. (12)	280,000	280,000	*	0
Primitive African Art Ltd. (13)	240,000	240,000	*	0
Hakan Wandeback	200,000	200,000	*	0
Nicole Coquelz	140,000	140,000	*	0
Woodrush Ltd (14)	133,333	133,333	*	0
Francine Leuckx	126,500	126,500	*	0
Claude Dandois	126,250	126,250	*	0
Eric Leclerc	125,000	125,000	*	0
Keelkwalk Properties Ltd. (15)	125,000	125,000	*	0
Amy Boyd	100,000	100,000	*	0
Claudio Alberti	100,000	100,000	*	0
Francoise and Robert De Valk	100,000	100,000	*	0
Myriam Ligot	100,000	100,000	*	0
Eric Van Damme	77,500	77,500	*	0
Bruno Erpicum	75,000	75,000	*	0
France Colart	75,000	75,000	*	0
Giovanni Fulgaro	75,000	75,000	*	0
Jean-Charles de Keyser	75,000	75,000	*	0
Elizabeth Ling	70,000	70,000	*	0
Aaron McGeary	50,000	50,000	*	0
Alain Vander Elst	50,000	50,000	*	0
Francis and Jeannine Ligot	50,000	50,000	*	0
Mariette Ghiai-Chamlou	50,000	50,000	*	0
Michel Delbecque	50,000	50,000	*	0
Shu-Chih Hsu	50,000	50,000	*	0
Philippe Surkyn	25,000	25,000	*	0
Jamsheed Yeganegi	20,000	20,000	*	0
Marcel Croels	15,000	15,000	*	0
Corinne Ligot	12,000	12,000	*	0
Etienne Ligot	12,000	12,000	*	0
Guy-Olivier Rombaldi	11,625	11,625	*	0
Ardeshir Yeganegi	10,000	10,000	*	0
Christian Denblyden	6,250	6,250	*	0
Jennifer Lau	5,000	5,000	*	0
Robert Kriwin	5,000	5,000	*	0
Sonja Dimitrijevic	5,000	5,000	*	0
TOTAL	38,313,148	38,313,148

*Less than 1%

———————

(1)

The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares which the selling shareholders has the right to acquire within 60 days.

(2)

The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act.  The percentage shares owned is calculated based on 38,313,148 shares outstanding as of May 1, 2009.

(3)

Assumes all shares registered by this prospectus are sold by the shareholder.

(4)

Andorra Banc Agricol Reig SA is an Andorra company.  Hugo Pau i Mendez, a Spanish citizen and Andorra resident, possesses sole voting and dispositive power over shares held by Andorra Banc Agricol Reig SA.

(5)

Renovatio Media Group S.A. is a private Swiss company.  Alain Ghiai, a Belgian citizen and Swiss resident, possesses sole voting and dispositive power over the shares held by Renovatio Media Group S.A.

(6)

Maisonette Group S.A. is a private Swiss company (now called Renovatio Media Group S.A.).  Alain Ghiai, a Belgian citizen and Swiss resident, possesses sole voting and dispositive power over the shares held by Renovatio Media Group S.A.

(7)

Briner Group Holdings Inc. is a private British Columbia, Canada company.  Julius Briner, a Canadian citizen and resident, possesses sole voting and dispositive power over the shares held by Briner Group Holdings Inc.

(8)

Each of Globus Communications Ltd. and Globus Media Ltd. is a private BC, Canada company owned by Renovatio Media Group S.A. Alain Ghiai, a Belgian citizen and Swiss resident, possesses sole voting and dispositive power over the shares held by Renovatio Media Group S.A.

(9)

Catalyst Capital Holdings Ltd. is a private U.K. company.  Etienne Ligot, a Belgian citizen and resident, possesses sole voting and dispositive power over the shares held by Catalyst Capital Holdings Ltd.

(10)

Foresight Capital Holding Ltd. is a private U.K. company.  Etienne Ligot, a Belgian citizen and resident, possesses sole voting and dispositive power over the shares held by Foresight Capital Holding Ltd.

(11)

Griffin Capital Holdings Ltd. is a private U.K. company.  Etienne Ligot, a Belgian citizen and resident, possesses sole voting and dispositive power over the shares held by Griffin Capital Holdings Ltd.

(12)  Edelweiss Capital Holdings Ltd. is a private U.K. company.  Etienne Ligot, a Belgian citizen and resident, possesses sole voting and dispositive power over the shares held by Edelweiss Capital Holdings Ltd.

(13)

Primitive African Art Ltd. is a private U.K. company.  Henri Baudet, a Swiss citizen and resident, possesses sole voting and dispositive power over the shares held by Primitive African Art Ltd.

(14)

Woodrush Ltd. is a British Virgin Islands, U.K. company.  Luis Davis, a BVI citizen and resident, possesses sole voting and dispositive power over shares held by Woodrush Ltd.

(15)

Keelwalk Properties Ltd. is a private U.K. company.  Aron Freedman, a U.K. citizen and resident, possesses sole voting and dispositive power over the shares held by Keelwalk Properties Ltd.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their shares in privately negotiated transactions until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•

ordinary brokers transactions, which may include long or short sales,

•

transactions involving cross or block trades on any securities or market where our common stock is trading,

•

through direct sales to purchasers or sales effected through agents,

•

through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

•

any combination of the foregoing.

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to approximate $25,000.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling shareholder. If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling shareholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 300,000,000 shares of common stock at a par value of $0.001 per share, and 5,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of May 1, 2009 , there were 38,313,148 shares of our common stock issued and outstanding held by 58 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Of the 5,000,000 shares of authorized preferred stock, 1,000,000 shares are designated “Class A Preferred” stock. As of May 1, 2009 , all 1,000,000 shares of Class A Preferred stock were issued and outstanding and held by Alain Ghiai, our Chief Executive Officer.

Holders of Class A Preferred Stock are entitled to vote on all matters submitted to a stockholder vote. With respect to any vote where approval of at least a majority of all outstanding shares is required, the holders of Class A Preferred Stock shall, regardless of the number of shares of Class A Preferred Stock actually held, have voting powers which entitle the holders of Class A Preferred Stock to collectively cast votes equal to fifty-one percent (51%) of the votes necessary to authorize or take action, and the voting rights of all other classes of stock (whether preferred or common and whether currently existing or to be created) having voting power to, in the aggregate, cast votes equal to forty-nine percent (49%) of the votes necessary to authorize or take action.

With respect to any vote where approval of at least two-thirds of all outstanding shares is required, including any:

a)

election of Directors or proposal to remove or add a Director;

b)

amendment, amendment and restatement, or repeal of the Articles of Incorporation or Bylaws, including any such action which prohibits the Board of Directors from reconsidering any amendment, amendment and restatement or repeal of the Articles of Incorporation or Bylaws;

c)

amendment, amendment and restatement, or repeal of the Designations and Preferences of Class A Preferred Stock; or

d)

decision relating to the sale (whether assets or securities, common or preferred stock), merger, liquidation and dissolution, recapitalization, or issuance of Common or Preferred Stock of the Corporation;

the holders of Class A Preferred Stock shall, regardless of the number of shares of Class A Preferred Stock actually held, have voting powers which entitle the holders of Class A Preferred Stock to collectively cast votes equal to sixty-seven percent (67%) of the votes necessary to authorize or take such action and the voting rights of all other classes of stock (whether preferred or common and whether currently existing or to be created) will be entitled to cast votes equal to thirty-three percent (33%) of the votes necessary to authorize or take such action.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

On January 17, 2008, we granted an option to purchase two hundred million (200,000,000) shares of the Company’s common stock to Alain Ghiai, the Company’s sole board member, Chief Executive Officer and President.

The option has an exercise price of $2.00 per share and vests in its entirety on January 17, 2010 provided that Mr. Ghiai still provides services to the Company. The option expires on January 17, 2060 unless Mr. Ghiai’s service to the Company is earlier terminated, in which case the option will expire three months after Mr. Ghiai’s termination date.

Convertible Securities

We have not issued and do not have outstanding any convertible securities other than the preferred stock and options described above. We do not have any promissory notes or other debt outstanding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 58 holders of our common stock.

Rule 144 Shares

As of February27, 2009 there are 9,591,250- shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least six months is entitled to sell within any three-month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 38,084,958 shares of our common stock as of February 27, 2009. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

On January 17, 2008, we granted an option to purchase two hundred million (200,000,000) shares of the Company’s common stock to Alain Ghiai, the Company’s sole board member, Chief Executive Officer and President.

The option has an exercise price of $2.00 per share and vests in its entirety on January 17, 2010 provided that Mr. Ghiai still provides services to the Company. The option expires on January 17, 2060 unless Mr. Ghiai’s service to the Company is earlier terminated, in which case the option will expire three months after Mr. Ghiai’s termination date.

PENNY STOCK CONSIDERATIONS

Depending on our net tangible assets at the time of our listing, our common stock may be considered penny stock; in which case trading in our securities would be subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system), in companies continuously in existence for at least three years with net tangible assets of less than $2,000,000. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with “Selected Financial Data” and our consolidated financial statements and related notes included elsewhere in this prospectus. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and the timing of events may differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We do not have any intention or obligation to update forward-looking statements in this prospectus after the date of this prospectus, except as required by law.

Forward Looking Statements

This portion of this prospectus includes statements that constitute “forward-looking statements.” Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many factors mentioned in this prospectus, for example governmental regulation and competition in our industry, will be important in determining future results. No forward-looking statement can be guaranteed, and actual results may vary materially from those anticipated in any forward-looking statement.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current events. They use words such as “anticipate,” “estimate,” “expect” “will,” “may,” “intent,” “plan,” “believe,” and similar expressions in connection with discussion of future operating or financial performance. These include statements relating to future actions, prospective products or product approvals, future performance or results of anticipated products, expenses, financial results or contingencies.

Although we believe that our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we may not achieve these plans or expectations. Forward-looking statements in this Report will be affected by the following factors: our ability to raise sufficient capital to finance our planned activities, our ability to successfully prosecute and protect our intellectual property, and our ability to hire, manage and retain qualified personnel. The aforementioned factors do not represent an all inclusive list. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus. In particular, this prospectus sets forth important factors that could cause actual results to differ materially from our forward-looking statements. These and other factors, including general economic factors, business strategies, the state of capital markets, regulatory conditions, and other factors not currently known to us, may be significant, now or in the future, and the factors set forth in this prospectus may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus and in other documents that we file from time to time with the Securities and Exchange Commission. Except as required by law, we do not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

In addition, the foregoing factors may affect generally our business, results of operations and financial position. Forward-looking statements speak only as of the date the statement was made. We do not undertake and specifically decline any obligation to update any forward-looking statements.

Critical Accounting Policies and Estimates

Our Management’s Discussion and Analysis section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Off-Balance Sheet Arrangements

The Company has no material transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that have or are reasonably likely to have a material current or future impact on its financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

Market Risk

In the normal course of business, the Company is exposed to foreign currency exchange rate and interest rate risks that could impact its results of operations.

Revenue Recognition

SAB No. 104 requires that four basic criteria be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured. Should changes in conditions cause management to determine that these criteria are not met for certain future transactions, revenue recognized for a reporting period could be adversely affected.

Allowance for Doubtful Accounts

Management makes judgments, based on its established aging policy, historical experience and future expectations, as to the ability to collect the Company’s accounts receivable. An allowance for doubtful accounts has been established. The allowance for doubtful accounts is used to reduce gross trade receivables to their estimated net realizable value. When evaluating the adequacy of the allowance for doubtful accounts, management analyzes amounts based upon an aging schedule, historical bad debt experience, and current trends. The Company had $0 for allowance of doubtful accounts at December 31, 2007.

Goodwill

The Company did not attribute any value to goodwill for the year ended December 31, 2007.

Accounting for Income Taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be recoverable against future taxable income.

Reporting Currency

A majority of the Company’s transactions are denominated in US currency so the Company has adopted the US dollar as its functional and reporting currency.

Discussion of Operations

We believe that electronic data management (the exchange of information electronically over the Internet) is revolutionizing businesses by providing a multitude of information exchange across all borders and fields of business.  In the payment and e-commerce domain, it is a necessity and a relatively low-cost means of distributing goods and services and expanding markets globally, increasing efficiencies, and providing better, more personalized customer services. In the e-commerce world, secure credit card transaction processing is a vital aspect of electronic payment transactions and e-Commerce, in general, because the use of credit cards and card-not-present transactions, in particular, has played a significant role in the growth of e-commerce over the Internet. In the medical world, EHRs are playing a bigger role than before to transmit patient information throughout the healthcare network of clinics and healthcare organizations. Management believes that the growth trend for electronic data transaction will continue to grow for years to come.

In the electronic payment business alone, the numbers relevant to credit card processing activity confirm this, as the balance has clearly shifted from check writing to electronic payments.  The Federal Reserve confirmed that in 2003 electronic payment transactions in the United States exceeded check payments for the first time. The number of electronic payment transactions totaled 44.5 billion in 2003, while the number of checks paid totaled 36.7 billion, according to surveys of U.S. depository financial institutions and electronic payments organizations.  As consumers age, they will continue to use the payment technology to which they have grown accustomed.  In addition, more consumers are beginning to use card-based and other electronic payment methods for purchases at an earlier age. According to the Federal Reserve Survey of Consumer Finances, the percentage of households with consumers under the age of 30 years using debit cards increased from 24.5% in 1995 to 60.6% in 2001. The growth of electronic commerce has made the acceptance of card-based and other electronic forms of payment a necessity for businesses, both large and small. In order to remain competitive, all e-businesses must utilize a credit card processor and a gateway to facilitate consumer debt transactions.

Healthcare is a global marketplace in which the majority of developed countries are facing many of the same issues of aging populations, increasing complexity and costs of medical treatments, government pressures to improve patient safety and contain rate of cost increases, and a reducing work force.  In the United States research indicates that the market size represents 17% of the country’s GDP.  The new administration is pushing for Health IT investments and has earmarked up to US$30 billion in its budget for investment in health IT.  We believe that EHRmedi has the potential to make a significant contribution to the better management of healthcare provision, to more efficient and cost effective use of resources and in areas such as better patient safety and clinical decision support for evidence based treatments.

We plan to address this opportunity by building a strong company that is focused on growing revenue, keeping operating costs low and, importantly, generating a return for its stakeholders. To succeed management recognize that they must implement a targeted marketing plan that focuses on building brand recognition. Our marketing program is designed to identify our brands with reliable technology, functionality via a number of different technological platforms, quality of service and ease of use. The importance of brand recognition cannot be understated because barriers to entry for competitors are minimal, and current and new competitors can launch new gateways and web sites at a relatively low cost. As such, Management plans to continue to implement a targeted marketing program that incorporates strategies over the next twelve months to increase brand recognition and build its client base.

We recognize that our competitive edge and long-term success depend on the implementation and application of state-of-the-art technologies so that every merchant’s experience with our gateway is seamless and productive. From its inception, the Company has utilized leading-edge technologies in the design and implementation of its gateway to ensure that clients have a best of breed solution.  As such, we use Apache Tomcat, Sybase, Oracle and MS SQL for its application servers to give clients flexible and broad access to the gateway interface via a number of different technologies. Management believes the Company’s gateway is unique in the number of methods of access it allows (SSL via APIs that are Java, C# or HTML based), and in its ability to support each merchant through one vertically integrated source. Importantly, the Company utilizes Secure Sockets Layer (SSL) and 128-bit encryption to keep data secure. The Company’s network is tested regularly for security breaches and failures by a third party quality security assessor, Security Metrics Inc.  The Company’s network is certified by the credit card processor and by the quality security assessor as a PCI/DSS level 1 compliant gateway and as a secure gateway for credit card transaction processing. As the Company grows, management intends to invest in new technologies to maintain and promote a leading edge network for their clients.

International Operations

In August 2007, we established a relationship with GlobeXPayNet S.A. (“GBX”), in Switzerland and placed it in charge of all international sales and developments for GlobalPayNet Holdings Inc. and its Canadian subsidiary Globus Payments Ltd.  GlobeXPayNet S.A. will market all of GlobalPayNet’s products internationally through its sales force and extensive network in western and eastern Europe and will provide a wide range of clients interested in doing business in the United States and Canadian markets.  We anticipate the first revenues from this venture in the next year and every year afterward.  GlobeXPayNet S.A. is also contracting with GlobalPayNet’s subsidiary Globus Payments Ltd. for all its PCI compliance work.

GlobeXPayNet S.A. has a reselling partnership with Deutsche Bank AG and DataCash Ltd.  GBX has other relationships as well in the internet and media business and will use all its tools to promote GlobalPayNet’s services internationally.  GlobeXPayNet S.A. has offices in Geneva, Switzerland and has subsidiaries in London, United Kingdom and Warsaw, Poland.

As of the date hereof, GlobeXPayNet S.A.’s sole director is Alain Ghiai, who is also a director and the president and majority stockholder of GlobalPayNet Holdings, Inc.

Limited Operating History; Need for Additional Capital

There is little historical financial information about us upon which to base an evaluation of our performance.  We are a development stage corporation and have not generated significant revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the  development of our properties, and possible cost overruns due to price and cost increases in services.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2008 COMPARED TO THE YEAR ENDED DECEMBER 31, 2007.

Revenue

Our net revenue was $2,898 for the year ended December 31, 2008 compared to $4,112 for the year ended December 31, 2007.  All of our revenues were derived from transaction processing fees. We believe the decline in revenues for the 2008 fiscal year is primarily due to the global economic slowdown.

Expenses

Our total operating expenses for the year ended December 31, 2008 were $1,771,064 compared to $1,547,955 for the prior year.  Expenses consisted primarily of general operating expenses and professional fees.  The slight increase in fees for the 2008 fiscal year is due primarily to an increase in labor costs for the development and upgrade of our system.

Net Loss

We had a net loss of $2,085,988 for the year ended December 31, 2008 compared to a net loss of $1,608,525 in the prior year.  The greater net loss for the 2008 fiscal year was due primarily to increased losses on translation for currency exchange.

Liquidity

At December 31, 2008 our cash balance was $1,306,469 down from $4,884,456 at the end of fiscal year 2007.  The decrease is due primarily to our decrease in cash from financing activities in the 2008 fiscal year (where we raised $459,350 of cash from sales of our common stock) compared to in the 2007 fiscal year (where we raised $6,780,567 of cash from sales of our common stock).

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2007 COMPARED TO THE YEAR ENDED DECEMBER 31, 2006.

Revenue

Our net revenue was $4,112 for the year ended December 31, 2007 compared to $36,297 for the year ended December 31, 2006.  All revenues were derived from transaction processing fees.  The decrease in transaction processing fees is from the year-ago period was caused by the necessity to take our system off-line for development and upgrades.

Expenses

Our total operating expenses for the year ended December 31, 2007 were $1,547,955 compared to $43,622 for the prior year.  Expenses consisted primarily of general operating expenses and professional fees. The increase in operating expenses is attributable to, among other things, commissions paid in connection with the sales of our common stock, licensing fees, management expenses and other operational fees.

Net Loss

Primarily as a result of the foregoing, we had a net loss of $1,608,525 for the year ended December 31, 2007 compared to a net loss of $7,325 in the prior year.

Liquidity

At December 31, 2007 our cash balance was $4,884,456 up from $8,130 at the end of fiscal year 2006. The increase in cash is due to cash raised pursuant to sales of our common stock.

Results of Operations for the Three Months Ended March 31, 2009

We had no revenue for the three months ended March 31, 2009, compared to $1,212 for the same period in 2008.  In the same three months period we incurred expenses of $256,579 compared to expenses of $510,933 for the year-ago quarter. Most of these expenses for the three months ended March 31, 2009 are associated with compensation to contractors; office space and data server expenses, and research and development plus expenses associated with completion of our PCI and Paystream certifications.  We anticipate our operating expenses will increase as we develop new business.

Net Loss

We  incurred  a loss of $426,861  for the three months ended March 31, 2009, compared to a loss of $620,057 during the year-ago quarter, and a loss in the amount of $4,162,197 during the  period  from  inception (December  30,  2004) to September 30, 2008.  The smaller loss for the 2009 quarter as compared to the year-ago quarter was due in part to increased dividend income and lower expenses, offset by a higher loss in translation for currency exchange.  We expect losses to continue to accrue in the near future.

Liquidity and Financial Condition

We had cash on hand of $78,344 as of March 31, 2009, compared to cash on hand of $72,149 at December 31, 2008 and $654,731 as of March 31, 2008. In addition, as of March 31, 2009 we had $1,540,321 of investments available for sale (pledged).   Since inception, we have used our common stock to raise money for business development and corporate expenses. The total amount we have raised since inception is $7,313,675.  Given our increased expenditures related to the development of our infrastructure and portal is it difficult to estimate how long our cash on hand will sustain the business, but we believe that our current cash and liquid securities will enable our business to continue operations without seeking additional funding for at least the next 18 months.

We have not attained profitable operations and may be dependent upon obtaining financing.  For these reasons there is a risk that we will be unable to continue as a going concern.

BUSINESS

Background

We were incorporated under the laws of the State of Nevada on December 30, 2004. In May of 2007 we changed our name to GlobalPayNet Holdings, Inc.

GlobalPayNet Holdings Inc. (the “Company”) is a global information technology holding group incorporated in Nevada, and headquartered in Seattle WA, with subsidiaries and partnerships in Canada and Europe. The Company provides solutions and services to securely manage and store highly confidential electronic data such as Electronic Payments, Electronic Health Records and other sensitive data exchanged through the Internet by businesses of all sizes. These services are provided in compliance with the Payment Card Industry Data Security Standard, (PCI DSS) and the Health Insurance Portability and Accountability Act of 1996 (HIPAA).

We are insulated from rising defaults and late payments, because, unlike other companies in the sector, we do not extend credit to cardholders. Rather, all the risks are with the banks and other underwriters.

The primary businesses where the Company can leverage its know-how and technology into a Unique Selling Proposition are:

•

Electronic IP-Based Payment Transactions

•

Electronic Health Record Management

•

PCI DSS Compliant Secure Storage of sensitive information

•

Secure web hosting, Secure data storage, disaster recovery and business continuity

•

PCI DSS Compliance and forensic audit services

The Company’s business model is both subscription and transactional fee based, which creates very attractive margins. The company kept its expenditures under strict control during the years of pure development so that it is now debt free and ready to boost the commercialization of the services and solutions. The technical knowledge of the management team together with the light structure enables the Company to foresee the coming market needs and rapidly react accordingly without the burden of a heavy hierarchy. Rigidity and slow reaction to the evolving market situation are among the most severe hindrances of the main competitors. The company’s solutions and services are priced at levels that make them affordable to organizations of all sizes unlike the products of its main competitors.

The company’s Distinctive Business Value relies on the following tenets:

•

Solid entity with international reaches for global data processing (USA, Canada, EU)

•

Service oriented company with innovative services and products

•

Transactional based SaaS business model with a variety of innovative on-demand products generating very high margin recurring fees

•

Experienced management and software development team, tight management of costs and a light and infinitely scalable structure

•

Entirely owned Intellectual Property on software and hardware infrastructure.

•

State of the art technology platform compliant with international data security standards and continually updated

•

Partnerships with Global 100 companies already in place (SAP, RBS, HSBC etc.)

•

Operating in the global electronic payment processing field, Health IT and, data security and storage for all sizes of enterprises on the web and mobile networks.

•

Exceptional forecast of profit and turnover growth in the next 5 years. Realistic targets based upon an organic growth strategy deliverable from the existing asset base.

•

“Global but Local” concept (we are present in 2 continents, 8 countries and can underwrite merchant accounts in 31 countries, including China)

Mission

“To provide public and private organizations highly secure electronic data transaction services globally.”

The Company’s solutions and services are priced at levels that make them affordable to organizations of all sizes unlike the products of its main competitors.

We offer our services in the USA, Canada, and the European Union primarily through a network of outside sales partners, merchant banking partners, third party solution providers, and inside sales team to merchants that sell products or services online. We were incorporated in 2004 in Nevada, USA and have offices in Seattle WA USA, and Vancouver BC Canada, and have our R&D offices in Kamloops BC Canada. Our European partner, GlobeXPayNet S.A. is headquartered in Geneva, Switzerland and has offices located in Warsaw Poland, Milan Italy, Dusseldorf Germany, Paris France and London United Kingdom.

Our principal offices are located at 701 Fifth Ave., Suite 4200, Seattle, WA 98104, and our telephone number is (206) 262-7533. We are incorporated under the laws of the State of Nevada. Our website address is www.globalpaynet.com. Information contained on our website is not a prospectus and does not constitute part of this prospectus.

We believe our advantage over our competition is that we offer a host of services under one seamless offering, whereas the competition needs to outsource most of the same services to offer to its clients. We believe our products are more competitive and easier to manage because all of our product divisions function under a common technology and management base and this in turn creates a one-stop shop solution for the customer. In addition, we believe our sustainable advantage is that we are able to custom tailored products and services to our clients needs very competitively and in a global geographic setting.

Key People

Alain Ghiai

Executive Chairman, Founder, CEO

Alain Ghiai is the founder, CEO and Chairman of GlobalPayNet Holdings Inc., Globus Payments Ltd. and GlobeXPayNet S.A. After graduating with B of ARCH degree in Architecture with 2 other specialties in structural engineering and urban planning from Pratt Institute in New York and CCAC in San Francisco California, Ghiai worked as an entrepreneur for a few years, before forming his first web-based business in 2000. With this first Internet venture, Ghiai won the Entrepreneur Profile Award from the San Francisco Business. He was also featured in several articles in CRM Daily, USA Today, and The Wall Street Journal’s Special Report: Technology Section as an expert on online commerce in the USA and Europe and numerous interviews with Bloomberg and Business Wire. In 2002 Alain’s e-commerce experience prompted him to gather his technology team and develop an IP Gateway processing platform, using existing networks and experience. After founding GlobalPayNet in 2004, Ghiai started advanced technical work on his payment gateway platform and raised sufficient funds to take his company to PCI DSS Level 1 compliance. During this time, Ghiai filed with the Securities and Exchange Commission (“SEC”) in order to qualify his company as a fully compliant SEC entity in order to prepare his public listing. Subsequently, a wholly owned subsidiary was formed in Canada in 2007 by the name of Globus Payments Ltd. In Europe, Ghiai incorporated GlobeXPayNet S.A. in Switzerland and its two wholly owned entities, GlobeX Payment Systems Ltd. (U.K.) and GlobeXPayNet Sp. z o.o. (Poland). Ghiai plans to use his long experience as an entrepreneur and his vast network of business contacts (able to reach over 18 million business individuals on LinkedIn, Xing and Ecademy), to turn the GlobalPayNet group into a global leader in secure data processing and storage.

Alain Ghiai is a citizen of Belgium and a resident of Switzerland.

Dr. Daniel J. Nicols

Director, GlobalPayNet Holdings, Inc.

Dr. Nicols has over 35 years of experience in high technology sales and international strategy building. From the beginning of his career and upon graduating with a PhD. in International Law from the University of Vienna in 1969 and the American Management Association of Brussels in 1972, Dr. Nicols has excelled in all his achievements. He has sent most of his sales and executive career with US based companies both in the USA and in Europe in the high technology area and is an approved “VISTA Analyst” of the US “Industry Leader Association” in the USA in the Telecommunications and Finance fields and today acts as a Business Consultant to startup companies. Dr. Nicols has been instrumental in GlobalPayNet’s advances in negotiating large deals with Global 100 companies in Europe and continues to help the Company achieve its long-term goals of integration with International well-established software, telecommunications and financial institutions throughout Europe. Dr. Nicols has held C-Level Managerial positions with some of the industry’s leading companies over his career so far including 3M in New York, Düsseldorf and Milan; LITTON Business Systems (Data General) in Düsseldorf; Scitex S.A. in Brussels and Tel Aviv; Iomega Corp in Sal Lake City and Brussels; Frame Corp in San Jose CA, Dublin, London and Paris; Interleaf in Boston and London; Transcedent Corp in Camarillo CA and Düsseldorf; Roguewave Corp. in Boulder CO and Amsterdam; Sandcherry Corp. in Boulder CO and Düsseldorf; Arbortext Corp. in London, Düsseldorf and Munich and GlobalPayNet Holdings Inc. in Seattle, WA and GlobeXPayNet S.A. in Geneva.

Daniel Nicols is a German citizen and resident.

Industry position

In the electronic payment hierarchy, the company with its PayStream product is positioned at a key point in the payments value chain. All transactions relying on electronic payments of credit or debit cards and e-checks have to pass through a processing IP gateway no matter the concerned business or the amount transacted. The PayStream platform is up and running and integrated with major global clearing and settling platforms including DataCash, Chase Paymentech, VeriFone, FirstData, Global Payments, Deutsche Bank, RBS, NatWest, HSBC, Barclays and Lloyds TSB Group plc.

Revenue is generated by way of monthly gateway fees, transactions fees and a percentage of transacted amounts paid by merchants. A growth in the number of processed transactions would imply an accordingly larger processing power, but the platform’s fundamentals are already in place and can scale up indefinitely. This enables the Company to maintain a very light and agile structure while the processed payments grow up with the number of subscribed merchants.

The same business model is carried onto the Company’s two other service lines, EHRmedi and Securus hosting.

For EHRmedi, the Company applies its advanced PCI DSS Level 1 and HIPAA compliant technology to the management of electronic health records. Using a PCI DSS, HIPAA and HL7 compliant platform, EHRmedi, can function as a complete EHR with added features such as PCI DSS complaint storage of digital imaging. A complex yet easy to use set of reporting tools makes EHRmedi, the perfect EHR, PM, EMR for any practice small or large, as well as a perfect tool to manage Health Information Exchanges (HIEs) for hospital groups or Health Information Networks. Using the Company’s multi-location and redundant hosting network, EHRmedi, can rival its competitors in stability, security, scalability and ease of deployment.

Securus hosting is the Company’s PCI DSS Level 1 secured data warehousing and compliance division. Securus hosting secures, stores and archives electronic data for businesses of all sizes. One of the key differential between Securus hosting and other hosting solutions is that it secures data through its PCI DSS Level 1 compliance and it is run out of the Company’s Swiss data centre. Securus hosting through its Securus digital audits also offers all available PCI DSS enterprise digital audit services. The Payment Card Industry (PCI) Data Security Standard (DSS) requires an annual onsite audit for Level 1 merchants or service providers well as a continuous testing every 90 days of all Internet connected organizations. These services are offered in conjunction with its partner SecurityMetrics Inc.

The PCI DSS onsite audit consists of a well-defined standard. This is unique in the security industry as many audits such as HIPAA and others are not well defined. Securus hosting also offers Securus pay, a secured PCI DSS Level 1 payment page tool allowing web and mobile-based companies to comply with the complex PCI DSS regulations without incurring the high costs of compliance. Securus pay is becoming a de-facto tool for all web and mobile-based global commerce. The business model is much the same as PayStream™ whereas each merchant pays a monthly fee for Securus hosting™ and Securus pay services. These services can be bundled with PayStream or in the case of Health Care organizations they can be part of the EHRmedi services.

Strategic vision

The Company plans to use its technological advantage to target certain market segments. The strategy is to offer value added solutions at mass market prices that rival competitors’ products. The competition concentrates today on a pure pricing model and does not provide sufficient services for its merchants. The Company uses its network of partnerships worldwide in addition to its proprietary services in order to offer a much wider spectrum of choice to its customers and can offer superior service network and technology in order to provide the necessary tools for a solid growth of its clients businesses. The Company operates three divisions and combines all three divisions’ services into one practical and very compelling solution for its clients. No other competitor can compare to this combined service offering with such competitive pricing. The Company has a three-phase plan involved in its strategy.

Phase 1: Research and Development

This phase consists of building the most efficient, scalable and robust data transaction platform. This platform is connected to other integrators and partners in order to be competitive in its service offering and functions in a multi site global environment. GlobalPayNet completed its platform and integration phase as of January 2009. Continuous minor R+D is always done in order to maintain the platform and keep up with new technologies as well as continuing to integrate with various partners such as SAP etc.

Phase 2: Branding

This phase is underway and is to be completed by September 2009. GlobalPayNet has identified its three brands and divisions and is working with a specialized branding and web design firm in the United Kingdom in order to complete its work on time and on budget. The branding effort will yield a clear message to the client targets of each of the three divisions of GlobalPayNet. Once complete, GlobalPayNet will have about one dozen websites in five different languages across Europe and North America.

Phase 3: Commercialization

The commercialization of the main three product rages will take full effect once all documentation and marketing collaterals have been completed in phase 2. GlobalPayNet plans to commercialize its products through three main channels:

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Channel partnerships and integration partners (SAP, web IT companies, banks)

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A network of 10,000 Global VARs (Value Added Resellers, wholesalers)

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SEO marketing, general public exposure (this is organic in growth and carries higher margins)

Go To Market Strategy

Partners’ network: develop a network of geographically localized partnerships with businesses providing complementary solutions. This will provide GlobalPayNet with a capillary sales channel network and will enable partners to market a wider offer.

Customers’ satisfaction: the complete control on the underlying technology will enable the provision of solutions fitting the customers’ needs.

Vertical markets: focus on specific verticals and expand over time:

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Short Term: Financial services, ERP, Health, consider the advertisement sector.

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Medium to Long Term: Expand into other verticals such as ISPs (through ASP model) and expand towards Security Compliance (e.g. PCI/DSS certification of existing secure data centers).

Channels: Develop Partner Strategy and Program by Type of Partner:

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Technology Partners (e.g. SAP)

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Implementation & Solution Partners (e.g. local IT integrators)

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Managed Services Partners (e.g. ISPs, Web Sites creators)

Geography: Short term focus on U.S.A., Canada and Western Europe. Expand over time to East Europe growth markets and the GCC, Middle-Far East. The geographical expansion will be based on a clear business case.

Support: Focus on enabling partners to sell, up-sell and renewing. Establish Partner Service, Support and Training Teams that can grow as the network evolves. In the long term possibly develop a Certification.

Marketing: Include in the marketing strategy the partners’ needs and joint marketing programs with partners

Growth potential

Real-Time Electronic Payment Solutions – PayStream, mobiPayNet

The existing infrastructure is able to process more than 100 million payment transactions per year. Considering an average amount transacted in the order of 75 USD, the total current capacity in terms of transaction processing sums up to 7.5 billion USD per year. This capacity is being doubled by 2010 with more data processing capability opening Switzerland and Canada for GlobalPayNet and its partner.

e-commerce and m-commerce

E-commerce is a vast sector and m-commerce is growing exponentially and is finding more and more niche sectors for its use. These include m-commerce, subscription based models and alternative payment methods in EHRmedi’s mediPayNet application. GlobalPayNet is also looking to introduce its micro-payment tools in 2010. Micro-payments are used in various applications, such as the ever-expanding Pay-As-You-Go business models, the social networking industry, the gaming and ring-tone industry and the micro lending sector. GlobalPayNet connects the dots by offering a true multi-currency and multi-lingual Global payment platform.

GlobalPayNet is targeting two types of clients, both using GlobalPayNet’s recurring revenue services:

“wholesale” clients:

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Larger companies, channel partners, integrators, myriad of sub-customers

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Global 100 companies already in contract with Company

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Low acquisition cost, exponential growth potential

“retail” clients:

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Sales averaging USD 40,000/year, revenue per client min. USD 500/year.

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Acquisition is organic through SEO, word of mouth, blogs etc…

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Non-profit organizations (.org) represents unique opportunity

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Compliance cost too high to them, Securus pay will be sold easily

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Higher profit margins

PCI DSS Secure Data Management – Securus division

Companies of all sizes such as IP-based merchants, financial organizations, health care organizations and Internet connected organizations often need independent security audits to satisfy the requirements imposed by PCI Data Security Standards, GLBA, FDIC, NCUA, or HIPAA. GlobalPayNet has built a very solid Enterprise Best-Of-Class PCI DSS Level 1 platform in the past two years and has developed the Securus division around it. With a capacity that is extremely scalable and a true multi-site electronic data-warehousing network based in Switzerland and extending to Canada, it is ready to start its commercialization phase.

Securus offers three distinct brands, all of them functioning on the recurring revenue model:

Securus hosting

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PCI DSS Level 1, HIPAA, FDIC complaint digital data warehousing, disaster recovery services.

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Clients include financial, medical, research, private and government organizations

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Integral part of EHRmedi and FiduSecure services

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Global reach, Swiss based and warehoused

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Highest level of encryption, redundant and scalable

Securus digital audits

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PCI DSS Levels 1 through 4 compliance audits (mandated by VISA, MasterCard)

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Small to large scale organizations (financials, medical etc.) physical forensic audits

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Corporate partnership with PCI Europe, exclusive partner for Switzerland

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Partnership with global PCI DSS compliance and audit firm

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Value added offer for EHRmedi and FiduSecure services

Securus pay

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PCI DSS Level 1 compliance for SMEs without the high compliance cost

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Perfect for non-profit organizations, service industry, legal, accounting etc.

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Value added for EHRmedi and FiduSecure (web secure CRM for fiduciaries)

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Global client based, compatible with all standards

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Mandatory for all e-commerce trade as per revised PCI DSS rules version 1.2

Securus hosting is the most environmental friendly solution for secure data storage. Studies have shown that carbon footprint is dramatically reduced when organizations chose an offsite hosting solution.

Web hosting solutions for individuals and micro companies – web4less web4less is a web hosting and management service designed for smaller web non-ecommerce companies and individuals. web4less, plans to offer domain registration services, web hosting and bundled services and does not host its clients in a PCI DSS Level 1 environment. Cross selling with GlobalPayNet’s other services for micro-companies will be done via the web4less websites.

Electronic health data management solutions – EHRmedi

Healthcare is a global marketplace in which the majority of developed countries are facing many of the same issues of aging populations, increasing complexity and costs of medical treatments, government pressures to improve patient safety and contain rate of cost increases, and a reducing work force.  In the USA alone, healthcare represents 17% of GDP, EHR (Electronic Health Record) adoption is being pushed by regulatory changes and President Barack Obama has earmarked US$20 billion for Health IT investments in the US alone.  The European market is also embracing EHR adoption and the EMEA region represents the largest emerging market for EHRmedi.

EHRmedi has the potential to make a significant contribution to the better management of healthcare provision, to more efficient and cost effective use of resources and in areas such as better patient safety and clinical decision support for evidence based treatments. EHRmedi health care information system is comprised of up to 12 web-based integrated solutions or mediApplications that are optimized to support, physician, clinical, financial, pharmaceutical and administrative needs of health care organizations. Clients can implement GlobalPayNet’s full solution, or design their own solution by choosing one of the mediApplications that best match their unique needs.

Some of the advantages of EHRmedi are:

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Web-centric, accessible from remote locations online and offline, perfect for telehealth

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Secure data integrity and security to ensure full compliance with HL7, HIPPA privacy regulations and PCI DSS certification.

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Cost effective and paperless, accessible and scalable to all practitioners, hospitals and health information exchanges (HIE).

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Complete data management and medicine procurement management, including e-prescription, electronic file access/transfer, scheduling notifications, reporting and interactive tools.

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Complete financial management, e-billing, EFT, ACH etc.

A unique geographical positioning strategy

Political stability

Taking a glance at history, it is clear that the political risks can affect business even more seriously and decisively than the economic ones.

GlobalPayNet and GlobeXPayNet have two distinctive bases of operations:

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Switzerland (representing International operations)

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Canada (representing North American operations)

The Swiss Confederation is based on a federal system that historically evolved and gave the Cantons a considerable degree of political freedom and administrative autonomy. Switzerland's internal stability isn't impaired by the existence of different language groups and cultural regions. According to the World Competitiveness Yearbook 2008 Switzerland leads all international comparisons in matters of security, private prosperity, social coherence and political stability and ranks as the second most competitive in the world. Historically, thanks to the Swiss political solidity the Swiss Private Banking system was formed to provide a safe, stable haven for assets threatened by political instability.

Canada is a parliamentary democracy and a constitutional monarchy, with Queen Elizabeth II as its head of state. It is a bilingual and multicultural country, with both English and French as official languages at the federal level. Technologically advanced and industrialized, Canada is one of the world's wealthiest nations, with a high per-capita income, and is a member of the Organization for Economic Co-operation and Development (OECD) and the G8. Canada maintains a diversified economy that is heavily reliant upon its abundant natural resources and upon trade. Canada’s large resource rich land shields it from dependence of other countries for its basic energy and agricultural needs, making it a very self-sufficient country. According to the World Competitiveness Yearbook 2008 Canada ranks as the eighth most competitive country in the world.

Neutrality

Switzerland's neutrality was fixed in international law at the Vienna Conference of 1815 and cannot be changed without the consent of all powers involved.

Switzerland’s persistent neutrality has allowed it to afford monetary luxuries that most nations cannot afford. Staying neutral throughout WWI and WWII has allowed it to use government funds on energy research and development, while other European countries are constantly building and rebuilding armies.

Energy independence

As we are all witnessing at the present time, energy dependence is playing a larger part in the geopolitical climate of the globe. GlobalPayNet and its affiliated companies have a very unique and big advantage in being based in two of the most politically stable countries and not depending on a single large supplier for their energy needs. Energy plays a large part of GlobalPayNet’s operations as it has dozens of blade servers in several locations, consuming electricity in data centers which themselves need to be cooled constantly and require a high level of energy supply.

Canada has considerable natural resources and is one of the world’s largest producers and exporters of energy. In 2005, Canada produced 19.1 quadrillion British Thermal Units (Btu) of total energy, the fifth largest amount in the world. Since 1980, Canada’s total energy production has increased by 86 percent, while its total energy consumption has increased by only 48 percent during that period. Canada is also one of the largest producers of Uranium as it produces about one third of the world's uranium mine output. Nuclear power in 2006 contributed about 15.6% of this power, compared with 58% from hydro, 16% from coal and 6% from gas.

Swiss neutrality has left the country as a leader in both hydroelectric and nuclear power. Along with their nuclear energy abilities Switzerland is also in the forefront of hydroelectric power development as it has invested countless years in the research and production of their renewable hydroelectric energy plants. In recent years Switzerland’s hydroelectric technology has been recognized as the top of the field and has caught the eye of the European Union as well as the rest of the world. This strategy has put Switzerland in a unique position as far as their current energy supply. The country currently produces more electricity than it consumes and it is then protected from energetic crisis due to market speculation or international frictions.

With this decentralized policy, GlobalPayNet can be assured of the most affordable and stable energy supplies, giving it another edge against its competitors.

Company services and markets in detail

Payment Solutions - - Paystream, Securus pay

Introduction to the PCI DSS compliance, the Payment Card Industry Data Security Standard

In 1998 one of the first large scale credit card fraud was publicly disclosed. About 900,000 cardholders across 22 countries were the victims of fraudulent micro-transactions worth a total of almost 50 million USD. 10 years later, in august 2008, the news reported what can be considered the largest fraud ever involving eleven hackers from around the world charged with the theft and illegal sales of 40 million credit card numbers and personal information stolen from retail stores.

During these years then the major Credit Cards industries have put together their efforts to provide guidelines on how to handle sensible personal data related to credit card payments. These efforts produced in 2004 the first version of the Payment Card Industry Data Security Standard (PCI/DSS), which is now becoming mandatory for all entities involved in the processing of credit card data during a payment. The standards apply to all organizations that store, process or transmit cardholder data – with guidance for software developers and manufacturers of applications and devices used in those transactions. Until October 2008 the PCI Council (composed by American Express, Discover Financial Services, JCB International, MasterCard Worldwide and Visa Inc.) was monitoring the conformance to the standard only in North America, but since the updated rules of PCI DSS have been in effect as of October 30 2008, the PCI council along with PCI Europe are pushing global banks and all companies processing, storing, or transmitting cardholder data to be PCI DSS compliant.

GlobalPayNet Holdings Inc. and Security Metrics Inc., a qualified Security Assessor, have signed Endorsement PCI Validation Program to offer all e-commerce and other IP based merchants and developers a fully integrated security and scanning solution in order for them to comply with the card industry’s PCI DSS regulations.

PCI DSS awareness in Europe

GlobeXPayNet S.A., GlobalPayNet’s European partner, is also partnering with PCI Europe (www.pcieurope.com) in its effort to disseminate awareness around PCI DSS compliance among the European key players in the value chain. This is a privileged opportunity to get in contact with major stakeholders in the payment industry such as banks, Telcos, Internet Service Provides and regulators. GlobeXPayNet S.A. is the major sponsor and organizer of a annual PCI Europe conference to be held in Geneva starting in 2009 at the heart of one of the major banking concentration in the world.

Technology and services

Technology Details

GlobalPayNet’s solutions and services rely on a software framework entirely developed and owned by itself. The software runs on highly secured hardware architectures compliant with the Level 1 of PCI/DSS.

PayStream was developed from scratch in North America by selecting the most reliable and solid components available on the marketplace. GlobalPayNet owns the entire software framework with some open source components integrated and used as services. This implies that the entire source code is available and no third party commercial libraries are part of the solutions, therefore dramatically reducing the costs of ownership. The software application runs on Debian (Linux) servers hosted in PCI/DSS complaint racks in Switzerland (for all non-North American operations) and Canada (for all North American operations).

The Framework

PayStream and Securus pay provide electronic payment and risk management solutions to organizations that process orders for goods and services over the Internet or a mobile network. GlobalPayNet’s solutions and services rely on a software framework entirely developed and owned by GlobalPayNet. The software runs on highly secured hardware architectures compliant with the Level 1 of PCI/DSS.

PayStream - certified at Level 1 since August 2007 – is among the first adopters of the security standard conceived by the major credit card companies. Compliance with this extremely rigorous security standard enables PayStream to provide services not only in the sphere of electronic payments but also in all those domains where extremely confidential data have to be transmitted over the intrinsically unsecure Internet, included but not limited to Electronic Medical Records, as PCI DSS compliance automatically makes you HIPAA (Health Insurance and Portability Act) compliant.

The hardware and software platform owned by GlobalPayNet are hosted only in the most secure hosting facilities carefully selected in compliance with the PCI DSS principles. Some of these facilities are themselves certified PCI DSS and are rapidly developing into “banks for digital information”.

Security Audit

In compliance with the PCI DSS specification, SecurityMetrics - a PCI DSS Qualified Security Assessor (QSA) - performs over 4,000 penetration and intrusion security scans and audits on a on GlobalPayNet’s platforms. These scans are performed quarterly and the results of the scans are publicly available on the SecurityMetrics portal linked to GlobalPayNet’s multiple Web sites. A full physical audit of all locations of GlobalPayNet, GlobeXPayNet and their partner’s sites are undertaken on a yearly basis as well.

Service Level Agreement

Availability

The guaranteed uptime is 99,999% relying on GlobalPayNet’s Swiss and Canadian data centre infrastructure.

Thanks to its global geographical presence, GlobalPayNet can provide real time support by e-mail from 08:00 CET to 18:00 CET from its partner’s offices based in Geneva (Switzerland) and from 09:00 to 19:00 PST from offices based in Vancouver (B.C. Canada). This provides an overall coverage of 20 hours per day with only a 4 hours break between 04:00 and 08:00 CET. The possibility to extend this service can be discussed on a per customer base.

Answers are provided within 45 minutes from reception and incident escalation can foresee a reaction via telephone in case the assistance via e-mail should not fix the problem.

Services

PayStream - Secure Real-Time Electronic Transactions Processing

PayStream is GlobalPayNet’s PCI DSS Level 1 electronic payment gateway providing service to e-merchants and IP connected businesses.  The platform can run over 500 million transactions per year and can expand indefinitely. Essentially PayStream is limited only by its amount of servers it is running on. PayStream is classified as Best-of-Class Enterprise as it is also PCI DSS Level 1 compliant. PayStream is also integrated with global payment platforms running back end transactions for the electronic payment market. To date, PayStream is integrated with VeriFone’s PAYware, Paymentech CHASE, First Data, Global Payments, TSYS, BankServ, Deutsche Bank and DataCash. Through DataCash, GlobalPayNet can transact in with merchants in and banks in China as well. Essentially, PayStream is a true Global Real-time Electronic Transaction Gateway.

SAP certification of PayStream

PayStream is being certified by SAP AG as a global payment gateway. Certification with SAP is expected to be complete before the end of 2009. SAP AG, together with its subsidiaries, develops, markets, and sells enterprise application software products for corporations, government agencies, and educational institutions in Europe, the Middle East, Africa, North America and Latin America, and the Asia Pacific Japan region. GlobalPayNet is part of the Software Solution Partners in the SAP Partner Edge Program. Once certified, PayStream will have access to over 82,000 SAP enterprise partners who could use its services.

PayStream is integrated with all of EHRmedi’s, FIDUsecure and Securus products.

Securus pay - PCI DSS Level 1 compliant payment + E-billing tools

Securus pay permits all e-merchants to comply with the latest PCI DSS Level 1 compliance regulations without the high costs associated with PCI DSS compliance. The service integrate any existing e-commerce site and its shopping cart with a payment page hosted on its PCI/DSS Level 1 Compliant secure servers able to accept all the major Credit Cards and e-Checks (VISA, MasterCard, AMEX, MAESTRO…).

Personalized e-billing with Securus pay

Securus pay gives businesses a secure payment page to use at their own convenience and seamlessly integrates with the merchant’s CRM or back end database. Billing is made through a secure email delivery method and merchants’ clients can log in and view and pay their respective invoices. All payments are synchronized with Securus pay back end integrated as well with products such as EHRmedi and FIDUsecure. Securus pay makes it easy and convenient by offering e-check, ACH, EFT, and credit cards as methods of payment. For example a lawyer can send invoices via e-mail in PDF (to be printed for archiving purposes) with a link to the payment page where the user only has to be (anonymously) identified and pay. Clients have access to their own personal payment records so any questions about what was paid and when is a thing of the past.

Together with the payment page subscribers have access to an administration console providing:

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Payment page configuration and personalization

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Detailed reporting on all transactions

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Users’ roles definition and access permissions defined accordingly

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Secure Data Hosting in a PCI/DSS Level 1 Compliant environment

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Global integration with any bank or merchant worldwide

OsCommerce / ZenCart compatibility

GlobalPayNet provides a complete set of tools to help webmasters in integrating PayStream and Securus pay in their e-commerce sites. These tools include plug-ins for the most popular e-commerce applications such as osCommerce and Software Development Kits used to create payment pages with the desired “look and feel” and integration is a matter of hours. Securus pay allows merchants to keep their current web hosting company and their current merchant account if they chose to do so. This makes Securus pay the only product in the market capable of interfacing with any merchant or web application in the world, regardless of GlobalPayNet’s banking relationship with that merchant.

Advantages

The main advantages of the chosen business model can be summarized as follows:

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The subscription-based model assures constant recurring revenue

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The chosen technological approach enable to rapidly scale-up the sustained workload without affecting operations and with minimum costs

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The solution enables companies to become PCI/DSS compliant with a minimum impact in terms of business disturbance and costs

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Ease of integration and operation requires minimal customers’ support

Online payment is becoming a ubiquitous requirement for more and more online applications. Partnerships and certification with large software manufacturers such as SAP will capillary advertise GlobalPayNet’s brands among thousands of companies.

mobiPayNet mobile payments anywhere

mobiPayNet is the GlobalPayNet’s solution to the problem of securely performing payments or fund transfers using the most popular technical gadget on the market: the mobile phone. This state-of-the-art technology is entirely owned by the Group and its partners. and is protected in Europe by an international (PCT) trademark.

There are two services offered by mobiPayNet either as a single bundle or as separate services:

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The “one shot flying code” or virtual card is a service for Consumer to Business payments (C2B). Here, a one-time credit card number is generated and sent via text message (SMS) to the shopper. This number can be used for a single payment and only for the amount specified by the end user.

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The second is a platform supporting Peer-to-Peer payments without the intervention of a third party financial entity.

Competitors to mobiPayNet

Paypal, UK.

PayPal, in the United Kingdom, is offering a new service that enable the transfer of funds among subscribers using mobile phones. A subscriber that wants to send money must send an SMS to the PayPal system. This SMS must contain the amount he needs to transfer and the phone number of the recipient.

The PayPal system, after performing checks via SMS too, transfers the money between the two subscribers.

This approach has at least two drawbacks:

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Money can only be transferred among subscribers

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The sender must necessarily know the mobile number of the receiver

The mobiPayNet Solution

In order to start using mobiPayNet users only need to have a mobile phone number used to create his the online account. Once the subscription is completed a “cash fund” for the user is created. This “cash fund” can be periodically reloaded or linked to an existing credit card or/and a bank account. The “cash fund” is the money limit a subscriber can use in mobiPayNet. On the other hand the system manager can give credit to a subscriber setting a negative minimum for the “cash fund”. When the balance reaches the minimum threshold for the “cash refund” the system can automatically reload the account or block the payments facilities.

The one-shot card

One-shot cards are credit cards numbers that are generated in real time and sent to mobile phones upon the subscriber’s request. The generated credit card number can only be used once and for the requested amount. They can be used when Card Not Present payments are accepted. (e-commerce web-sites, MOTO transactions, shops with POS accepting manual input of credit card numbers and expiry date).

When a shopper wants to use mobiPayNet to perform a purchase these are the required steps:

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The subscriber calls a mobiPayNet number with his registered mobile phone and he is answered by an Interacting Voice Response (IVR)

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If mobiPayNet can recognize the CallerID, it requires the authorization (PIN) code associated with the user’s account

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mobiPayNet asks the subscriber for the amount needed for the payment transaction.

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If the requested amount is available mobiPayNet replies with a credit card code (complete with expiry date and CVV2 code) by voice and/or via SMS

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The user can pay with the received credentials as with any other credit card

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The code issued by the mobiPayNet system is always valid for a single transaction, only for the amount requested by the subscriber and for a limited time (usually 24 hours)

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Even if a malicious third party should intercept and steal the code during the payment transaction, the intercepted code could never be used a second time

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All the performed operations can be monitored in real time through the mobiPayNet web console accessible via a common web browser.

The one-shot system can be also used to provide remote persons with cash to be withdrawn from an ATM. A single account can actually be linked to several mobile phones and an SMS containing the one-time code to withdraw a given amount from an ATM can be sent to any of the enabled phones. This is a typical situation where parents may need to send money to traveling kids without the need to given them a credit or debit card.

Peer-to-Peer

The mobiPayNet user account previously described for one-shot cards provides an additional feature for peer-to-peer funds transfer among subscribers. In this case the buyer simply has to communicate to the seller a mobiPayNet code that will be used to create the transaction. For the amount to be definitely transferred from one account to the other, the buyer must provide to the system a sort of delivery receipt stating that the transaction can be completed.

The Market

e-Commerce

Today the Internet might be viewed as a huge market potentially capable of covering the population of the entire world. This is why electronic commerce or e-Commerce is so attractive for many traditional businesses.

Customers shop online because they find it convenient, increasing their choice and helping them to hunt for lower prices. Retailers on the other hand sell online to reach more customers, to sell around the clock and to increase their operations, efficiency and overall competitive advantage. Fear of fraud, privacy & security concerns and lack of trust in online shopping, however, are acting as a drag on the growth of Internet shopping. These are the reasons why the major credit card companies tightened the security requirements to be entitled to perform online payments by defining the PCI Data Security Standard (version 1.2 released as of October 1st 2008).

The perceived benefits is anyway largely predominant over the concerns given that the trend of e-Commerce business reveals a steady double digit grow in all European countries. The diagram below shows how from the US to Europe the annual growth of e-commerce spending is set at two digits figures notwithstanding the persisting concerns in terms of security and confidentiality.

The amount of trade conducted electronically has grown dramatically since the large introduction of the Internet. A wide variety of commerce is conducted in this way, including things such as electronic funds transfer, supply chain management, e-marketing, online marketing, online transaction processing, electronic data interchange, automated inventory management systems, and automated data collection systems. Modern electronic commerce typically uses the World Wide Web in at least some point in the transaction's lifecycle.

A recent survey performed by SearchSecurity Inc. (www.searchsecurity.com) showed how relatively few are consumers scared by the recent online frauds news. When asked if Web threats, spam and phishing attacks prevented them from shopping online during the 2008 Christmas season:

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11% answered “Yes, I prefer going to malls and shopping plazas”;

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29% answered “No. My holiday shopping will be done online”;

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58% answered “I shop online and at brick-and-mortar stores”;

According to eMarketer’s annual report in 2006 the e-Commerce market size in Europe has grown to €106 billion ($133 billion). Analysts say that it is very likely to go on increasing and display a very fast rate of annual growth up to 25%. The situation will be stable for at least five years and the market will reach the point of €323 billion ($407 billion) by 2011.

Britain, France and Germany prevail in the European E-Commerce market. These countries have the largest share in the total figures transactions up to 72%. British e-Commerce market ranks first and it reached

€50 billion in 2007, which is 19% higher than the figures of 2006. Germany holds the second place. However, it is first in the number of online-customers who sum up to 3 millions.

Some researchers also note that in the next five years the European market might increase significantly due to the e-Commerce growth in the countries like Italy, Holland and Spain.

The m-commerce market

A few figures are here provided for electronic transactions performed exclusively via mobile devices.

Juniper Research expects worldwide mobile gaming revenues to reach $16 billion by 2012, a huge increase over the company’s estimate of $5 billion for 2007. Juniper Research notes that in some European countries game downloads have already surpassed ring tones and that mobile handsets have become de facto game consoles in many developing countries.

Other researchers are taking a more cautious approach to forecasting mobile gaming revenues. Understanding & Solutions (U&S) projects growth to US$6 billion in 2011 from US$3.6 billion in 2007 and Gartner essentially splits the difference between the U&S and Juniper data, with a worldwide forecast of US$9.6 billion in mobile gaming revenues for 2011. Estimates shows that 38% of mobile phone users in Western Europe will use the mobile Internet by 2013. This equates to 125 million Europeans. Today, only 42 million Europeans access the Web regularly from their mobile phones. The proliferation of 3.5G devices is expected to drive this growth. Austria, Italy, the UK, and the Nordics lead the region in 3G adoptions.

Electronic Medical Data Management: EHRmedi

Introduction

What is an EHR system?

The recent years has brought series of electronic communication tools that improve health care systems. The electronic healthcare record (EHR), which is replacing the paper base system, contains the medical records that physicians and nurses create and use in their daily routines. The other authentic health professionals and social workers also employ this system. Usability of EHR systems should denote the ease of use with efficiency and help the clinicians to access information. It is also important for a patient that their health information is recorded in a secure system that authentic users have access to. An EHR is a tool to provide sufficient data information for the authentic users. The records are available electronically to authorized healthcare providers anywhere, anytime in support of high quality care. It helps all users in the healthcare system to perform their jobs at the high level of quality, expected by national and international standards.

Potential benefits for patients and physicians from broad adoption of EHRs:

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Used in conjunction with e-prescribing, EHRs can help reduce adverse drug events, medical errors, and redundant tests and procedures by ensuring doctors have access to all their patients’ relevant health history at the place and time care is delivered.

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EHRs can make it easier for physicians to identify various serious illnesses and prescribe relevant medication or treatment. EHRs also can ensure the use of preventive services such as health screenings, which can help reduce health care costs.

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EHRs yield an organized patient treatment history that makes it easier to find vital health information and prescribe treatment.

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EHRs can help to improve communication between patients and providers, giving patients better access to timely information and can reduce office wait times by improving office efficiency.

EHRmedi - electronic health records secure data management (EMR, PM, EHR)

EHRmedi is a HIPAA and PCI DSS compliant web-based healthcare software suite optimized to support, physician, clinical, financial, pharmaceutical and administrative needs of health care organizations and ambulatory services. Clients can implement its full solution, or design their own solution by choosing one of EHRmedi’s applications that best match their unique needs.

The first applications to be launched by the end of 2009 are mediPayNet and mediPhysician.

mediPayNet offers physicians and medical centers and pharmacies of all sizes, a manageable IP based, secure, patient e-billing and payment collection. This collection of data is stored in the most secure environment abiding by the PCI/DSS Level 1 Compliance rules (Payment Card Industry Data Security Standard).

mediPhysician is a full practice management tool catering to smaller and mid scale medical practices. Our EHRmedi software is fully available for customization that will suit the needs of various practitioners. From tracking and scheduling office appointments, referrals, prescription writing, patient data and all billing codes associated with invoicing, mediPhysician is easily implemented and will provides affordable solution.

The next version of EHRmedi coming in 2010 will have full charting and audit trail for large organizations and will include mediImaging which provides physicians storage and access to viewing diagnostic imaging services. This allows for storage of every multimedia object within the health facility from DICOM images (Digital Imaging and Communications in Medicine) to all audio and signal data. Critical information is available to physicians, nurses and clinical staff in a comprehensive and real-time manner.

EHRmedi also includes all the benefit features of PayStream, Securus hosting and Securus pay. The entire application is sold on a per-user or per multi-users package, ranging between USD99/mnoth to USD300/month in the USA. There is no setup fee for this service. This business model is called SaaS or “Software as a Service” and its innovator, Salesforce.com, which sells business software over the Internet, saw its revenue rise 48% to USD787.2 million in the nine months ended Oct. 31 2009. Its products can be activated immediately, paid for on a monthly subscription and don't require any hardware or periodic upgrades. All upgrades are handled by EHRmedi automatically and free of charge.

This product is perfect for new practitioners as it eliminates a vast majority of initial setup costs for practice management, data storing and software purchases a practitioner has to endure in their first year of practice.

As EHRmedi’s applications are deployed GlobalPayNet will offer a full spectrum of services to a variety of organizations allowing full interoperability of hospitals, private clinics (small to large), radiology departments, laboratory services, pharmacy, health management and accounting departments. No specialty or healthcare service will be left untouched.

Who will be using EHRmedi?

Almost any specialty can benefit from using EHRmedi, and with GlobalPayNet’s free customization policy no healthcare specialty is out of our reach. The scope includes but are not limited to:

Cardiology	Dentistry
Dermatology	Endocrinology
Gastroenterology	GeneralPractice
Gynecology	Obstetrics
Ophthalmology	Pediatrics

This system is interactive in many ways:

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Doctor-Patient relations via communications (web or voice)

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Patient-Doctor scheduling notifications, record viewing, prescriptions order and reporting of trends, user-friendly graphs and interactive tools

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Health related forums and advice

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Pharmacist-Patient communications, e-prescription fulfillment, etc.

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Multi lingual and adapted to all age groups and specialties

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Remote location patient management for Doctors

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Multi level permission based features for various access level

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Financial management, mobile payment, etc.

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Each medical practice will is able to custom feature all aspects of the system and a white label version will be provided to clinics and large medical centers

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Fully compliant with HIPAA, SAS70, PCI DSS Level 1

The system is scalable and easily deployed on a vast global network using GlobalPayNet’s advanced and secure hosting facilities located primarily in Switzerland. It is being sold on a per-seat licensing or per group licensing payable yearly or monthly, allowing for easy management and affordability. The information pathways allow doctors’ office, clinics, hospitals, pharmacies and any health care provider (practitioner) to access a patient’s medical history from anywhere a computer or a mart phone (such as iPhone) can be accessed, even when off-line. Any authorized user can get a complete and accurate picture. The system is maintenance free as opposed to traditional software purchase.

All medical terminology downloads are automatically included (i.e. ICD codes – international classification of diseases, SNOMED – systemized nomenclature of medicine, LOINC – logical observation Identifiers Names and Codes) – these vital functions will automatically be upgraded in all users of EHRmedi with no cost and don. Services include free email support and 24/7/365 premium support as well. As EHRmedi changes and new technologies advance, these will automatically be included in the price package without ever worrying about new cost increases (ie: telehealth capabilities, sync iPhones, mobile devices, template revisions, insurance form revisions, drug interaction alerts etc.)

SAP certification of EHRmedi

EHRmedi is being certified by SAP AG as a global EHR system. Certification with SAP is expected to be complete before the end of 2009. SAP AG, together with its subsidiaries, develops, markets, and sells enterprise application software products for corporations, government agencies, and educational institutions in Europe, the Middle East, Africa, North America and Latin America, and the Asia Pacific Japan region. GlobalPayNet is part of the Software Solution Partners in the SAP Partner Edge Program. Once certified, EHRmedi will have access to over 82,000 SAP enterprise partners and healthcare organizations who could use its services.

The establishment of such a system allows for a modern health care system that is safe and more efficient for years to come.

The Market:

Global Market for Electronic Health Records

Efforts to develop an electronic health record have been underway in many parts of the world for many years. In the United States, independent doctors, followed quickly by insurance companies (then by managed groups such as HMOs and finally by the federal government’s DHHS, (Department of Health and Human Services), have initiated the lead.

Though people might be similar, and their medical needs might be thought of as standard, point in fact is that the evolving nature of the EHR within the EU is quite different from that in the rest of the world. This is so for various reasons, not the least of which involve different political and economic forces. The EU’s social policy now covers healthcare for every European citizen, even as that citizen travels from one country to another. Medicare and HMOs in the US do not take the same spin on healthcare and pharmaceutical payments as each federated state does in the EU. It is, therefore, natural to assume a different (sometimes parallel) evolution of EHR healthcare standards in Europe (and the rest of the world).  Many countries within the EU and non-EU members are implementing a mandatory EHR usage in the years to come.

A recent study suggested that 75 percent of medical students strongly support the use of EHR in clinical medicine.  Despite the U.S. being a leader in IT healthcare technology, the U.S. does lag behind most other developed countries of the world in its adoption. Many countries, including Canada, England, New Zealand, Australia, Denmark and the Netherlands, had “top-down” government mandates for implementation of healthcare IT a decade before the U.S. began to introduce EHR-adoption bills into Congress. Others countries, including India and Israel, have developed a “grass roots” approach that has been driven by competition in the private sector, but fueled at local and national government levels. Canada’s approach has been a collaborative effort between the government and private sectors but has been financed extensively through public funds.

In 2004, the United States Government recognized the need for the federal government to promote development of a secure, nationwide, interoperable health information technology infrastructure that would improve the quality and efficiency of health care in America. To advance the initiative, he established at HHS the Office of the National Coordinator for Health Information Technology (ONC). Among its many activities, ONC created a process for certifying health information systems, an important step in developing the program CMS announced today.

“This project is a major step toward President’s goal of most Americans having access to a secure, interoperable electronic health record by 2014,” said Dr. Robert Kolodner, the current National Coordinator.

In July 2006, the Institute of Medicine estimated that more than 1.5 million Americans are injured every year by drug errors in hospitals, nursing homes and doctors’ offices. A 2005 study in the Journal of the American Medical Association showed that clinical information is frequently missing at the point of care, and that this missing information can be harmful to patient. That study also showed that clinical information was less likely to be missing in practices that had full electronic records systems.

There is growing evidence that suggests significant benefits from investment in EHRs, arising from improvements in the quality and safety of healthcare services and also the possibility of cost savings. Purchasing a certified

EHRmedi product has the potential to improve patient care and services processes by facilitating data/system interchange and interoperability to support shared knowledge networks thereby improving patient experience and diagnosis/treatment/care outcomes.

While North America, European Union, non EU countries, and the rest of the world do posses various challenges in implementing EHR systems, the IT healthcare industry, including EHRmedi, is working non-stop to break those barriers.  Once we have implemented EHRmedi in the USA, we will be providing global EHRmedi solutions in the near future.

Key Vendors/Competitors– (mostly US based as EU does not represent significant competition)

The key vendors in the hospital IT market are multinational companies with large portfolios of IT solutions that cover most operating environments for healthcare delivery systems. These corporations are referred to as “enterprise vendors.” Their portfolios of solutions range from financial solutions and EMR environments to solutions that are used in ancillary departments. The problem is the very high cost of implementation imposed on healthcare facilities. Small and medium practices cannot afford these enterprise management tools.

Overall, the top enterprise healthcare IT vendors with respect to IT application market share for the U.S. hospital market are:

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McKesson Information Solutions (MCK: NYSE): http://www.mckesson.com/health_providers.html

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Siemens Medical Systems (SI: NYSE): http://www.medical.siemens.com

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GE Healthcare (GE: NYSE): acquired IDX Systems http://www.gehealthcare.com/worldwide.html

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Cerner Corporation (CERN: Nasdaq): http://www.cerner.com/public/

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Epic Systems Corporation (private): http://www.epicsystems.com/

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Computer Programs and Systems, Inc. (CPSI: Nasdaq): http://www.cpsinet.com/default_IE.php

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Healthcare Management Systems (private): http://www.hmstn.com/

Secure Data Hosting: Securus, Securus digital audits, Securus hosting

Introduction

An increasing amount of companies, be they large corporation or SMEs are faced with the burden of properly handling increasing amounts of confidential digital data both in terms of transport and storage. Business continuity is growing in popularity among the high priority issues companies have to face as long as their operations are progressively going online. A new trend in this area is to outsource the task and – most important – liability to third parties whose core business is to keep the pace of the ever-evolving Internet and digital data security technology and regulations.

Securus concept

Data is the lifeblood of the modern company, and so creating an effective level of data security is increasingly seen as a mission critical objective by most industries. Securus hosting and Securus digital audits offer a dedicated range of data security services including secure storage, transmission and secure deletion to accommodate the requirements of all businesses. The highest security requirements fulfilled for PCI/DSS Level 1 compliance provides the guarantee that all data is stored and managed following the most appropriate security protocols.

The Data Centre

GlobalPayNet and its partners have invested considerable resources and know-how to position Switzerland and in particular Geneva, as the most secure location in the world to host and manage highly sensible corporate digital data. The servers are located in a highly secure processing centre providing full redundancy and complimentary processing operations. This facility features multiple physical and electronic security systems, including biometric authentication, 24/7 manned surveillance, automated surveillance systems, multiple checkpoints, highly secure rooms, restricted passageways and multi-person access controls. Additional monitoring equipment is installed within GlobalPayNet’s servers’ racks in order to provide real time notification (e-mail, SMS) of any physical access to the facility. The servers are hosted in an ISO 9001:2000 certified building providing a complete data centre infrastructure service: a secure, reliable and cost-effective way to ensure the continuous availability of business systems and applications.

The secure and resilient facility has been constructed to offer:

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Physically and Technically Secure Environments

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Multiple Broadband Connectivity

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Complex Air Conditioning and Cooling Systems

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Online Standby Power Supply Generation

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Complex Monitoring and Control Systems

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Plug & Play Environment for any type of IT Outputs (remote monitoring)

Securus aims at becoming a worldwide-recognized brand deploying an efficient and cost effective secure PCI DSS compliant electronic storage infrastructure enabling real time data back up and recovery.

Securus pay characteristics and functions

Securus hosting intends to protect clients’ sensitive information and enable compliance with PCI DSS, HIPAA, SAS70 and IT governance regulations. The service provides online storage, backup, disaster recovery and encrypted remote access to confidential data that are accessible using any web-enabled device.

File system encryption

Secret Key Encryption, also known as symmetric encryption, gives clients the only key to their storage space. Not even Securus hosting or its employees can access the encrypted files. This ensures that the confidentiality of documents, proprietary information, and intellectual property are intact. The information is received from clients’ terminals via a Secure Socket Layer (SSL/TLS) connection and then encrypted using a 256-bit AES algorithm.

Security Compliance

Our method of data storage satisfies security requirements mandated by:

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Payment Cards Industry Data Security Standard;

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Health Insurance Portability and Accountability Act

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Sarbanes-Oxley Act

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SAS-70

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Gramm-Leach-Bliley Act

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FIPS-197 (AES) Approved Encryption

Temporary URLs

Using the "Temporary URLs" feature, clients can share any file on their Securus hosting account without giving access to the whole filesystem. Clients can designate how many days the Temporary URL can be used and can even track how many times files have been downloaded. This is typically useful to avoid sending documents as e-mail attachments or simply moving them on physical storages such as memory devices or optical disks.

Desktop Integration

The Securus hosting solution is unique in that it integrates directly within Macintosh or Windows operating system, making its clients’ remote storage as easy to use as a local drive on their computers. No software resides on the computer and no additional software is required; any common web browser can be used to administer the remote account while files can be transferred both via the Web interface and with standard filesystem operations (Copy, Move, Delete).

Secure file deletion

Deleting a file from a Hard Disk (using whatever Operating System from Windows to Linux) normally just removes the file's directory entry, but the data itself remains on the disk. There's good and bad in this. The good is that the file owner can recover accidentally deleted files. The bad: this can be done by anyone else.

Securus hosting secure file removal insures that the file is not only removed from the Operating System filesystem but that the physical memory where the file was stored is actually rewritten with random data. The result: it is impossible to recover something that does not exist.

Platform Independence

Access to the Securus hosting secure storage is offered from a wide range of mobile devices such as iPhone, Palm, Windows Mobile, BlackBerry, Mac OS or Handheld Computer that are web-enabled and can connect to the internet.

Securus digital audits - PCI compliance and security consultancy

Introduction

GlobalPayNet has a close relationship with SecurityMetrics Inc, a U.S. based leading provider of Payment Card Industry (PCI) Data Security Standard (DSS) security solutions. SecurityMetrics is certified to perform PCI Scans (ASV), PCI audits (QSA), PABP software audits, penetration tests and forensic analysis. It is also a Qualified Payment Application Security Company (QPASC) and offers a security appliance with vulnerability assessment, intrusion detection and intrusion prevention functionality.

Thanks to this partnership Securus digital audits is able to offer consultancy and auditing servicing to businesses aiming at either becoming PCI/DSS level 1 compliant or simply improving the security of their IT infrastructure. While well developed in the US, The PCI/DSS security market is at its dawn in Europe where the standard’s name itself is barely known and only a few players have taken the very first explorative steps.

GlobalPayNet has a perfect time-to-market now and can leverage all the investments made in the past years and the experience accumulated in terms of PCI/DSS security compliance to assist medium to large businesses in their seek for compliance or enhanced IT security in the world, and particularly in the EMEA region. This is an exploding market, considering the latest news on insiders’ misuse of corporate confidential information and the growing amounts of digital data that is produced daily in any sort of business.

The collaboration with SecurityMetrics enables Swiss based GlobeXPayNet S.A. to offer the unique set of tools described below to satisfy credit card association requirements for merchant data security and merchant website inspection.

Merchant Data Security

Merchant Data Security tools are designed to help acquiring organizations meet Visa CISP, MasterCard SDP, American Express DSS and Discover DISC merchant data security programs. A Merchant Compliance Console is provided to enable just one person to manage an entire merchant security program.

Merchant Compliance Console

The Merchant Compliance Console is a comprehensive web-based system that performs the following:

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Obtains Internet domain and email data for all online merchants

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Notifies merchants of security program requirements

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Tracks merchant enrollment and provides management graphs

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Records merchant compliance and provides management graphs

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Facilitates easy merchant compliance reporting to card associations

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Merchant Inspection Console

The Merchant Inspection Console supporting the Visa Electronic Commerce Merchant Inspection Requirements that apply to all merchants signed after October 1, 2003. These tools automate the process for checking all merchant sites. This is required as of June 1, 2004. The Console is able to:

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Perform detailed website review using "spidering" technology

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Verify that merchants are operating within the acquirer's jurisdiction

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Analyze the merchant’s site for illegal products/activities

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Check to see if the business product has changed

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Automatically retain electronic copies of the merchant website

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Provide side-by-side comparison screens for fast manual verification

Onsite Data Security Audits

Merchants, banks, credit unions, health care organizations and Internet connected organizations often need independent security audits to satisfy the requirements imposed by PCI Data Security Standards, GLBA, FDIC, NCUA, or HIPAA.

In response to these needs, the Securus digital audits offers the following security services separately or as components of a comprehensive data security audit:

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eCommerce Compliance with PCI DSS

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Onsite Computer Inspection provides an analysis of GlobalPayNet's computer system security. All findings are included in a comprehensive audit report

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The Security Policy Review is a thorough review of security policies, based on the client’s unique security needs and audit requirements

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The Internal Network Vulnerability Assessment offers an internal security assessment of the corporate network. Every computer/server/network device is tested for over 4,000 security weaknesses. A report is provided detailing the security of each network device. The report includes recommendations for resolving any discovered security problems.

The Penetration Testing is a thorough security evaluation of the network perimeter. Footprinting or profiling is the first step. Then a complete vulnerability assessment is performed. Once the assessment is completed then all remote access vulnerabilities are manually applied to attempt penetration of the perimeter. A report is provided documenting the penetration efforts and recommendations for improving your external network security.

Manual Computer Inspection is performed for companies who want to verify their equipment (server, workstation, firewall, router, etc.) is running the appropriate software revisions. Virus software and other critical software components are manually inspected and the findings are provided in an audit report.

Wireless Security is a test to identify wireless accessibility to unauthorized computers and data. Using the latest wireless network tools all discovered security weaknesses are documented. A report is provided detailing the discovered weaknesses with recommendations for improvement.

War Dialing is a test of all phone lines and extensions. Listening modems and other potential security weaknesses on the corporate phone system are tested. A report of all findings is provided with recommendations for improving security.

The Market

Secure Data Hosting

Losing critical data can potentially mean thousands of hours of lost work and lost customers. This is the reason why more and more companies, from large corporation to SMEs, are purchasing services of secure hosting, disaster recovery and business continuity to specialized third party providers. Research conducted by the Computing Technology Industry Association (CompTIA) indicates that buyers of managed IT services spent most of their capital dollars on security, storage and disaster recovery products and services in 2007.

One-third of the 322 organizations surveyed—all current users of managed IT services, such as Web hosting and subscription applications—said they plan to invest or upgrade spending in storage, backup and disaster recovery services.

The same percentage of organizations, 33 percent, said they plan to invest or upgrade their spending in managed security services in 2007, the spokesperson said.

Other managed services' spending priorities for 2007 include Web or e-mail hosting, cited by 27 percent of the surveyed companies; network monitoring and administration, 25 percent; and software-as-a-service and application subscriptions, 20 percent.

When asked why these IT professionals chose to outsource 40 percent of the organizations reported that they do not have the in-house skills to manage certain IT services.

Another 30 percent said it is less expensive for them to have an outside party manage certain IT services than if the work was done in-house, while 21 percent said they chose the managed services model because it allows them to focus on their core competency. The mean amount spent by the companies on managed services in the past year was $243,855.

Global online backup services are poised for growth, according to research company IDC.

The growth will be fuelled by a combination of factors, including the tremendous growth in digital data generated by both individuals and small businesses. IDC said it estimated that revenue for this emerging market would reach $715 million by 2011, representing a 33.3% compound annual growth between 2006 and 2011.

Over half of the spending in this market will be in North America at first, but other regions will increase their share through 2011. Adoption by consumers and small businesses would dominate the market for several years with slower adoption by medium-sized businesses and enterprises.

On the other hand, if these kinds of mass-market services can be suitable for the average Internet user simply wishing to backup the summer holiday’s pictures or the newborn first steps movie, they may not be what corporations are looking for as a secure backup solution for sensible data. It is common knowledge that most of non-US corporations are not comfortable in storing confidential information on servers that may be accessible to the US administration through federal agencies such as the National Security Agency (NSA). At the same time, countries of the (mid and far) East would never use US based companies to secure critical information affecting national security.

These are the reason why GlobalPayNet believes that its partner’s Geneva, Switzerland based data centre can provide a unique service by leveraging the well-known neutrality and political stability of Switzerland. In this perspective GlobeXPayNet is already able to offer secure online storage service and secure web hosting by developing partnerships with the most reliable providers of secure hosting facilities currently used by large financial corporations and worldwide online leaders.

Network Infrastructure and State of the Art Technology

With our system, clients are assured of security and reliability. Clients access our gateway via an Application Integration Platform (AIP) that combines front-end application, content maintenance and application business logic management under an open-software-architecture and a single interface. Management believes GlobalPayNet’s gateway is unique in the number of methods of access it allows (SSL via APIs that are Java, C# or HTML based), and in its ability to support each merchant through one vertically integrated source. In most competitive instances, such services are performed by different parties and, as a consequence, merchants can easily become frustrated when trying to solve problems because they may not be able or know how to contact the right party. We believe our commitment to maintaining a common customer support option that serves all processing divisions is a distinctive advantage to merchants over competitor services.

With the advent of mandatory PCI compliance, GlobalPayNet has developed a managed platform for clients to use. This managed platform offers pre-certified PCI Level 1 payment systems to clients who do not have the resources or desire to obtain their own PCI Level 1 certification. This platform allows clients to use GlobalPayNet's easy to implement payment plugins or web services to enable safe, secure and PCI certified card processing on their existing applications or websites.

Our technology is designed to allow its clients to gain access to its gateway from a variety of devices and systems. Our gateway interface to its internal transaction processing system accepts transactions via Transmission Control Protocol/Internet Protocol (TCP/IP). The software is deployed on a multiple redundant application core. We use Apache Tomcat, MySQL, and PostGres for our application and database servers to give clients flexible and broad access to the gateway interface via a number of different technologies. We use Secure Sockets Layer (SSL) and minimum 128 bit encryption to keep data secure. Our business logic is written in Java. The technology platform uses a web service centric approach to maximize scalability and availability of all services. This allows us to build application interfaces to core system functions from virtually any device or technology (iPhone, Blackberry, Website, PHP etc.). GlobalPayNet is PCI Level 1 compliant. The security of our network is regularly tested by the processor, on an unscheduled basis, to determine if the network is vulnerable to security breaches and failures, and is certified by an independent 3rd party.

Security: Secure Sockets Layer (SSL)

To ensure that our merchant clients have a secure payment process, our credit card processing services are supported by a systems infrastructure that utilizes state of the art encryption. GlobalPayNet ’s gateway utilizes a secure sockets layer so that connections and information are secure from outside inspection and 128-bit encryption to make information unreadable as it passes over the Internet for all electronic transactions that we process.

The reason SSL is so important is because, without encryption, anyone with access to the data pipeline can access and read the information as plaintext. Secure Sockets Layer (SSL) is a protocol that supplies secure data communication through data encryption and decryption. In use for years, SSL enables communications privacy over online networks. SSL provides a layer of security to any sensitive data and has been incorporated into almost all facets of online communication. Web stores, online banking, web-based email sites, and more use SSL to keep data secure.

THE FOLLOWING ARE THE KEY ELEMENTS AND TACTICS OF OUR LONG-TERM BUSINESS DEVELOPMENT STRATEGY:

— Improve our products offering

To compete effectively, and expand our market share, we must continually develop and introduce new products and enhancements that reflect technological developments and emerging industry standards. We plan to improve and expand our service offerings on an ongoing basis through acquisitions of complementary product lines and our internal research and development efforts.

— Expand our operations

We believe there is a significant opportunity to grow our business in the US, Canadian and European markets. To capitalize on this opportunity, we plan to form alliances with strategic partners to increase our distribution channels.

— Acquire and/or integrate complementary businesses and products

GlobalPayNet’s growth strategy includes potential acquisitions that offer opportunities to increase our sales revenues, gross margins and market share. By acquiring technology and/or businesses that offer strategies to complement our existing services, we increase the likelihood that we can offer more services that will meet the needs of existing and potential customers, and thereby build a strong customer base more rapidly.

— Leverage existing and develop new strategic partnerships

Management intends to build and strengthen strategic partnerships so that our partner companies will recommend our gateway services. We intend to fully support their efforts to maximize sales and plan to continue to recruit new companies as partners.

Management believes that GlobalPayNet is a leading edge software solution that offers clients all of the factors listed above. As such, management believes that GlobalPayNet’s gateway can compete on an equal footing with the industry’s leading transaction processors.

The payment processing industry is highly competitive. Many small and large companies compete with us in providing payment processing services and related services to a wide range of merchants. There are a number of large transaction processors, including First Data Merchant Services Corporation, Concord EFS, Inc., National Processing, Inc., and Global Payments, Inc., who serve a broad market spectrum from large to small merchants and provide banking, automatic teller machine, and other payment-related services and systems in addition to card-based payment processing. There are also a large number of smaller transaction processors that provide various services to small and medium-sized merchants.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND PRINCIPAL SUPPLIERS

GlobalPayNet’s gateway services are not dependent on the availability raw materials. As such, we do not need to purchase raw materials nor do we use or rely on outside suppliers or vendors to make our credit card processing gateway services available to merchants.

CUSTOMERS

GlobalPayNet is at an early stage of business development and, as such, derives its revenue from business transacted by a few customers. Accordingly, we acknowledge that we face substantial risk due to a concentration of business from the modest number of clients that it currently serves and recognizes that the challenges relevant to building a broader, larger clientele are formidable. We plan to execute a comprehensive marketing and sales strategy to build its client base and alleviate its dependence on a small base of customers.

INTELLECTUAL PROPERTY

A trademark application for EHRmedi has been filed in Germany by Renovatio Media Group, S.A., an affiliate of the Company. The Company uses the “EHRmedi” and “Securus” marks under license from Renovatio.

GOVERNMENT APPROVAL &GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES

— REGULATORY BACKGROUND.

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally and directly applicable to online commerce. We are not currently subject to direct regulation by any governmental agency other than laws and regulations generally applicable to businesses. Notably, GlobalPayNet promotes best practices and ethical business conduct in relation to our corporate culture and its day-to-day operations.

As Internet use gains popularity, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of online commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. Management does not contemplate providing personal information regarding our customers to third parties. However, the adoption of additional consumer protection laws could create uncertainty in Web usage and reduce the demand for our products and services.

Governments have and may continue to enact legislation applicable to us in areas such as content distribution, performance and copying, other copyright issues, network security, encryption, the use of key escrow data, privacy protection, caching of content by server products, electronic authentication or "digital" signatures, illegal or obscene content, access charges and retransmission activities. The applicability to the Internet of existing laws governing issues such as property ownership, content, taxation, defamation and personal privacy is also uncertain. Export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase it legal exposure.

In addition, because our services are intended to be made available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in that state or foreign country. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in these jurisdictions. The application of laws or regulations from jurisdictions whose laws do not currently apply to the business could have a material adverse effect on the business, results of operations and financial condition.

Management is not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, and export or import matters. The vast majority of these laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws that are intended to address these issues could create uncertainty in the Internet market place.

COSTS OF RESEARCH AND DEVELOPMENT ACTIVITIES

When GlobalPayNet purchased the GlobalPayNet Technology, the vendor estimated that approximately $250,000 has been spent on research and development of the technology.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

As a credit card transaction processing gateway, GlobalPayNet is not impacted by the costs and effects of compliance with environmental laws, other than the laws and regulations generally applicable to businesses. GlobalPayNet operates with a high level of respect for and promotes the protection of the environment, and is not aware of circumstances that would create any significant financial responsibility for environmental matters.

EMPLOYEES

GlobalPayNet does not employ salaried full-time or part time staff. All individuals that work for us are independent contractors who are compensated on a commission basis or on a contract payment basis. Alain Ghiai, our Chairman and Chief Executive Officer and one of two members of our board of directors, has no employment or other agreement with us, but our wholly-owned subsidiary, Globus Payments Ltd., has entered into a consulting agreement with Mr. Ghiai.

PROPERTY

GlobalPayNet leases office space at Columbia Tower, 701 Fifth Avenue Suite 4200, Seattle WA, 98104, USA, as well as two offices in Vancouver, BC and Kamloops BC, Canada on a month to month basis. We believe our existing facilities will be adequate to meet our anticipated needs for the foreseeable future.

Substantially all of our development hardware and software and certain of our computer hardware operations are located at Radiant Communications, at 1600 - 1050 West Pender Street, in Vancouver, B.C., Postal Code: V6E 4T3, Canada.

LEGAL PROCEEDINGS

There are no material legal proceedings currently pending or threatened against GlobalPayNet.

MANAGEMENT

Our directors will serve until the next annual meeting of stockholders. Our officers and key employees and consultants are appointed by our Board of Directors and serve at its discretion.

Current Directors and Executive Officers

Our board of directors currently consists of two members. There are no arrangements or understandings between any of the directors or any other persons pursuant to which any of the directors have been selected as directors, other than as described below. There are no “family relationships” among the directors, as that term is defined by the Securities and Exchange Commission. Set forth below is our current Board of Directors, including each member’s age and position with GlobalPayNet.

Name	Age	Position
Alain Ghiai	40	Chief Executive Officer, President, Secretary, Treasurer, Chairman of the Board
Dr. Daniel J. Nicols	63	Director

Alain Ghiai

Executive Chairman, Founder, CEO, President, Secretary, Treasurer

Alain Ghiai is the founder, CEO and Chairman of GlobalPayNet Holdings Inc., Globus Payments Ltd. and GlobeXPayNet S.A. After graduating with B of ARCH degree in Architecture with 2 other specialties in structural engineering and urban planning from Pratt Institute in New York and CCAC in San Francisco California, Ghiai worked as an entrepreneur for a few years, before forming his first web-based business in 2000. With this first Internet venture, Ghiai won the Entrepreneur Profile Award from the San Francisco Business. He was also featured in several articles in CRM Daily, USA Today, and The Wall Street Journal’s Special Report: Technology Section as an expert on online commerce in the USA and Europe and numerous interviews with Bloomberg and Business Wire. In 2002 Alain’s e-commerce experience prompted him to gather his technology team and develop an IP Gateway processing platform, using existing networks and experience. After founding GlobalPayNet in 2004, Ghiai started advanced technical work on his payment gateway platform and raised sufficient funds to take his company to PCI DSS Level 1 compliance. During this time, Ghiai filed with the Securities and Exchange Commission (“SEC”) in order to qualify his company as a fully compliant SEC entity in order to prepare his public listing. Subsequently, a wholly owned subsidiary was formed in Canada in 2007 by the name of Globus Payments Ltd. In Europe, Ghiai incorporated GlobeXPayNet S.A. in Switzerland and its two wholly owned entities, GlobeX Payment Systems Ltd. (U.K.) and GlobeXPayNet Sp. z o.o. (Poland). Ghiai plans to use his long experience as an entrepreneur and his vast network of business contacts (able to reach over 18 million business individuals on LinkedIn, Xing and Ecademy), to turn the GlobalPayNet group into a global leader in secure data processing and storage.

Alain Ghiai is a citizen of Belgium and a resident of Switzerland.

Dr. Daniel J. Nicols

Non-Executive Director

Member, Board of Directors and Member, International Strategy Committee Member

Dr. Nicols has over 35 years of experience in high technology sales and international strategy building. From the beginning of his career and upon graduating with a PhD. in International Law from the University of Vienna in 1969 and the American Management Association of Brussels in 1972, Dr. Nicols has excelled in all his achievements. He has sent most of his sales and executive career with US based companies both in the USA and in Europe in the high technology area and is an approved “VISTA Analyst” of the US “Industry Leader Association” in the USA in the Telecommunications and Finance fields and today acts as a Business Consultant to startup companies. Dr. Nicols has been instrumental in GlobalPayNet’s advances in negotiating large deals with Global 100 companies in Europe and continues to help the Company achieve its long-term goals of integration with International well-established software, telecommunications and financial institutions throughout Europe. Dr. Nicols has held C-Level Managerial positions with some of the industry’s leading companies over his career so far including 3M in New York, Düsseldorf and Milan; LITTON Business Systems (Data General) in Düsseldorf; Scitex S.A. in Brussels and Tel Aviv; Iomega Corp in Sal Lake City and Brussels; Frame Corp in San Jose CA, Dublin, London and Paris; Interleaf in Boston and London; Transcedent Corp in Camarillo CA and Düsseldorf; Roguewave Corp. in Boulder CO and Amsterdam; Sandcherry Corp. in Boulder CO and Düsseldorf; Arbortext Corp. in London, Düsseldorf and Munich and GlobalPayNet Holdings Inc. in Seattle, WA and GlobeXPayNet S.A. in Geneva.

Daniel Nicols is a German citizen and resident.

Audit Committee Financial Expert

The Board of Directors has not appointed an Audit Committee. The functions that would be performed by an Audit Committee are performed by the Board of Directors. The Board of Directors does not have an “audit committee financial expert.”

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until the end of our fiscal year on December 31, 2007.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alain Ghiai, Chairman and CEO	2008 2007 2006	0 0 0	0 0 0	0 1,000(1) 0	400,000,000 0 0	0 0 0	0 0 0	0 0 0	4,000,000 1,000 0

———————

(1)

On September 28, 2007, the Company granted Mr. Ghiai 1,000,000 shares of the Company’s Class A Preferred Stock.  Pursuant to the terms of the Class A Preferred, Mr. Ghiai effectively will retain total voting control of the Company regardless of the number of shares of common stock issued.

(2)

On January 17, 2008, the Company granted Mr. Ghiai an option to purchase 200,000,000 shares of the Company’s common stock with an exercise price of $2.00 per share.  The option is exercisable in full beginning on January 17, 2010 and expires on January 17, 2060 unless Mr. Ghiai’s service to the Company is earlier terminated, in which case the option will expire three months after Mr. Ghiai’s termination date.

Outstanding equity awards at fiscal year end

The option to purchase 200,000,000 shares of the Company’s common stock granted to Mr. Ghiai on January 17, 2008 at an exercise price of $2.00 per share is our only outstanding equity award as of December 31, 2008.    The option is exercisable in full beginning on January 17, 2010 and expires on January 17, 2060 unless Mr. Ghiai’s service to the Company is earlier terminated, in which case the option will expire three months after Mr. Ghiai’s termination date.

Director Compensation.

Our directors are not compensated for their service on our board of directors.

Employment Agreements

Currently, we do not have any written employment or consulting agreements. On January 18, 2008, our wholly-owned subsidiary, Globus Payments Ltd., entered into a consulting agreement with Alain Ghiai, our Chairman and Chief Executive Officer, whereby Globus Payments Ltd. agreed to pay Mr. Ghiai yearly compensation of US$100,000 in cash for services rendered by Mr. Ghiai to Globus Payments Ltd.

COMPENSATION DISCUSSION AND ANALYSIS

Currently, we do not pay a salary to our sole employee, Alain Ghiai, our Chairman and Chief Executive Officer. We believe that Mr. Ghiai is best compensated with equity awards because such compensation will enable GlobalPayNet to conserve its cash position while providing Mr. Ghiai an incentive to grow GlobalPayNet and increase our revenue in order to achieve vesting of his options and also to increase the value of his options, which have an exercise price of $2.00 per share, well above market price of approximately $0.50 per share on the grant date. Mr. Ghiai’s option is not exercisable until January 17, 2010, which provides additional incentive for Mr. Ghiai to remain in the employment of GlobalPayNet.

Compensation Committee Interlocks and Insider Participation

None.

0Code of Ethics

GlobalPayNet has not adopted a code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, mainly because currently all of these positions and functions are carried out by one individual, Alain Ghiai, and GlobalPayNet believes that adopting a code of ethics applicable to only one individual would be unnecessary. However, as GlobalPayNet expands and additional executive officers are appointed, GlobalPayNet intends to adopt a code of ethics.

Nominating Committee; Nominating Procedures

GlobalPayNet currently does not have a nominating committee and does not presently plan to establish a nominating committee. GlobalPayNet has not implemented any formal procedures pursuant to which securityholders may recommend nominees to GlobalPayNet’s board of directors.

Audit Committee

GlobalPayNet currently does not have an audit committee and has not made a determination of whether there it has a financial expert. GlobalPayNet does not presently plan to establish an audit committee. However, if an audit committee is established, the Registrant will make the proper disclosures on Form 8-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and nature of beneficial ownership of any class of GlobalPayNet’s voting securities of any person known to GlobalPayNet to be the beneficial owner of more than five percent of Company’s the outstanding shares, as of the close of business on May 1, 2009. Alain Ghiai is currently the only member of our management team, therefore no separate table has been provided solely for management ownership.

Title of Class	Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class (See note 1)
Common Stock	Alain Ghiai 14 Rue du Rhone Geneve 1204 Switzerland	11,816,140 (See note 2)	30.84%
Common Stock	Andorra Banc Agricol Reig SA Calle Manuel Cerqueda 1 AD700 Escaldes Engordany	13,300,000	34.71%
Common Stock	Renovatio Media Group SA 14 Rue du Rhone Geneve 1204 Switzerland	6,153,190	16.06%
Common Stock	Catalyst Capital Holdings Ltd. Foresight Capital Holdings Ltd. Griffin Capital Holdings Ltd. Edelweiss Capital Holdings Ltd. (see note 3)	2,980,000	7.78%
Class A Preferred Stock (see note 4)	Alain Ghiai	1,000,000	100%

———————

(1)

Percentages are calculated based on 38,313,148 shares of common stock and 1,000,000 shares of Class A Preferred Stock issued and outstanding as of May 1, 2009.

(2)

Mr. Ghiai’s common stock ownership includes the following:

•

3,978,750 shares owned directly by Mr. Ghiai,

•

6,153,190 shares owned directly by Renovatio Media Group S.A. (“Renovatio”), of which Mr. Ghiai is the sole director;

•

990,000 shares owned directly by Globus Communications, a division of Renovatio (“Globus Comm”); and

•

695,000 shares owned directly by Globus Media Ltd. (“Globus Media”), which is a wholly-owned subsidiary of Renovatio and of which Mr. Ghiai is the sole director.

(3)

The shares shown include 900,000 shares directly owned by Foresight Capital Holdings, Ltd. (“Foresight”); 900,000 shares directly owned by Catalyst Capital Holdings Ltd. (“Catalyst”), 900,000 shares directly owned by Griffin Capital Holdings Ltd. and 280,000 shares directly owned by Edelweiss Capital Holdings Ltd. (“Edelweiss”). Each of Foresight, Catalyst, Griffin and Edelweiss is a private U.K. company.  Etienne Ligot, a Belgian citizen and resident, possesses sole voting and dispositive power over the shares held by each of Catalyst, Foresight, Griffin and Edelweiss.

(4)

Pursuant to the terms of the Class A Preferred Stock, the owner of the Class A Preferred Stock will effectively retain total voting control of GlobalPayNet regardless of the number of shares of common stock issued.

No other person is the beneficial owner of more than five percent of any class of GlobalPayNet’s voting securities.

Change of Control.

To GlobalPayNet’s knowledge, there are no arrangements, which may result in a change of control of GlobalPayNet.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

E-Shopping Technologies Purchase. On July 31, 2007, a wholly-owned subsidiary of the Registrant, Globus Payments Ltd., entered into an agreement to purchase E-Shopping Technologies Ltd. from Renovatio Media Group S.A. (“Renovatio”). As consideration for the sale, GlobalPayNet Holdings Inc. (“we” or the “Company”) paid Renovatio US$350,000 in cash and issued 1,000,000 shares of its common stock to Renovatio. Alain Ghiai, our Chairman and Chief Executive Officer and our sole director, is the sole director of Renovatio. As of the date of the purchase and sale of E-Shopping Technologies Ltd., Mr. Ghiai was one of two members of the Board of Renovatio. The other board member also approved the terms of the sale.

Grant of Class A Preferred Stock. On September 28, 2007, GlobalPayNet issued 1,000,000 shares of its Class A Preferred Stock to Mr. Ghiai, our Chairman and Chief Executive Officer and our sole director. Pursuant to the terms of the Class A Preferred, Mr. Ghiai effectively will retain total voting control of GlobalPayNet regardless of the number of shares of common stock issued.

Option Grant .. On January 17, 2008, GlobalPayNet granted Mr. Ghiai, our Chairman and Chief Executive Officer and our sole director, an option to purchase 200,000,000 shares of GlobalPayNet’s common stock with an exercise price of $2.00 per share. The option is exercisable in full beginning on January 17, 2010 and expires on January 17, 2060 unless Mr. Ghiai’s service to GlobalPayNet is earlier terminated, in which case the option will expire three months after Mr. Ghiai’s termination date.

Share Transfer .. On February 20, 2008, the Board of Directors of Maisonette International Enterprises, Inc., a Nevada corporation (“Maisonette”), authorized the transfer of 2,500,000 of GlobalPayNet’s shares held by Maisonette to Mr. Ghiai, our Chairman, Chief Executive Officer and sole director, as compensation to Mr. Ghiai for having secured a loan on behalf of Maisonette with Mr. Ghiai’s personal assets. At the time of the transfer, Mr. Ghiai was the sole director and chairman of Maisonette, a position which he has since resigned.

Consulting Agreement. On January 18, 2008, Globus Payments Ltd., a wholly-owned subsidiary of GlobalPayNet (“GPY”), entered into a consulting agreement with Mr. Ghiai, our Chairman and Chief Executive Officer and our sole director, whereby GPY agreed to pay Mr. Ghiai yearly compensation of US$100,000 in cash for services rendered by Mr. Ghiai to GPY. GPY will also reimburse Mr. Ghiai for any out-of-pocket expenses incurred in connection with the performance of his duties pursuant to the consulting agreement. The consulting agreement has a five-year term, which will automatically renew for successive five-year periods unless notice is given by either party.

Transactions with GlobeXPayNet S.A. In August 2007, we established a relationship with GlobeXPayNet S.A. (“GBX”), in Switzerland and placed it in charge of all international sales and developments for GlobalPayNet Holdings Inc. and its Canadian subsidiary Globus Payments Ltd. A sum of EUR500, 000 was invested in this venture in order to secure a global marketing partner in the payment industry with far-reaching contacts with large multinational companies.  GlobeXPayNet S.A. is also contracting with GlobalPayNet’s subsidiary Globus Payments

Ltd. for all its PCI compliance work. As of the date hereof, GlobeXPayNet S.A.’s sole director is Alain Ghiai, who is also a director, president and majority stockholder of us.

Intellectual Property Licensing. The Company uses the “EHRmedi” and “Securus” marks under license from Renovatio Media Group S.A.  Mr. Ghiai is a majority stockholder of Renovatio.

On February 9, 2009, the Company issued 128,190 shares, valued at $2.00 per share, of the Company’s common stock to Renovatio in payment of the license fee to Renovatio.

We currently have no policies or procedures for the review, approval or ratification of related-party transactions.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for GlobalPayNet by Quick Law Group PC, 900 W. Pearl St., Suite 300, Boulder, Colorado 80302.

EXPERTS

The balance sheet and financial statements of GlobalPayNet in this prospectus have been audited by Moore & Associates Chartered, independent registered public accounting firm upon the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

There have been no changes in or disagreements with our accountants since our formation required to be disclosed.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.santaluciabank.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

•

Annual Report on Form 10-KSB for the year ended December 31, 2008, and

•

Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 ..

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

701 Fifth Ave.
Suite 4200
Seattle, WA 98104

Attn: Corporate Secretary
(206) 262-7533

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

Stated in US Dollars

	March 31,	December 31,
	2009	2008
	(unaudited)	(audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$78,344	$72,149
Prepaid expenses	––	––
Investments- available for sale (pledged)	1,540,321	1,763,980
Loans to third party	––	––
Total current assets	1,618,666	1,836,129

Equipment, Net	6,775	6,974
Software & hardware, Net	84,501	53,813
TOTAL FIXED ASSETS	91,276	60,788

OTHER ASSETS
Goodwill, Net	215,335	229,690

TOTAL ASSETS	1,925,276	2,126,607

CURRENT LIABILITIES
Accounts payable	32	––
Margin	747,299	529,660
Total current liabilities	747,331	529,660

TOTAL LIABILITIES	747,331	529,660

STOCKHOLDERS' EQUITY (Deficit)

Preferred stock: $0.001 par value 5,000,000 shares authorized: 1,000,000 shares issued and outstanding	1,000	1,000

Common stock: $0.001 par value 300,000,000 shares authorized: 38,084,958 and 33,433,333 shares issued and outstanding	38,085	38,085
Paid in capital	7,274,590	7,274,590
Deficit accumulated during the development stage	(4,162,197)	(3,735,336)
Accumulated Other Comprehensive income (loss)	(1,973,533)	(1,981,392)
TOTAL STOCKHOLDERS EQUITY	1,177,945	1,596,947

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	1,925,276	2,126,607

The accompanying notes are an integral part of these financial statements.

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

Stated in US Dollars

(Unaudited)

	For the three months ended March 31,		From inception (December 30, 2004) to
	2009	2008	March 31, 2009
REVENUES
Sales	$––	$1,212	$56,568
Cost of good sold	––	––	(978)
	––	1,212	55,590
EXPENSES
General and Administrative expenses	256,579	510,933	3,665,002
Total expenses	256,579	510,933	3,665,002

Other income and expenses
Interest income	––	1,412	4,624
HSBC dividend income	48,879	––	396,922
HSBC interest (expense)	(8,556)	(7,650)	(65,172)
Translation for currency exchange gain (loss)	(210,604)	(104,098)	(888,930)
Trustee commission (Credit Suisse)	––	––	(228)
Total other income (expense)	(170,282)	(110,336)	(552,785)

Net income (loss) before taxes	(426,861)	(620,057)	(4,162,197)
Provision for income taxes	––	––	––

Net income (loss)	(426,861)	(620,057)	(4,162,197)

Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities	(7,759)	––	(1,989,151)
Total comprehensive income	(434,619)	(620,057)	(6,151,347)

Basic & diluted (loss) per share	(0.016)	(0.018)

Weighted average number of shares outstanding	38,084,958	33,443,333

The accompanying notes are an integral part of these financial statements.

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

Consolidated Statements of Stockholders' Equity

Stated in US Dollars

From December 30, 2004 (inception) to March 31, 2009

						Accumulated
					Additional	Deficit
	Preferred Stock		Common Stock		Paid in	During the	Total
	Shares	Amount	Shares	Amount	Capital	Development	Equity
Net (loss) for period				$––	$––	$––	$––
Balance, December 31, 2004			0	0	0	––	––
Common shares issued for cash at $0.001 per share			19,325,000	19,325			19,325
Common shares issued for cash at $0.02 per share			500,000	500	9,500		10,000
Common shares issued for cash at $0.1 per share			50,000	50	4,950		5,000
Common shares issued for cash at $0.2 per share			125,000	125	24,875		25,000
Net (loss) for period						(33,499)	(33,499)
Balance, December 31, 2005			20,000,000	20,000	39,325	(33,499)	25,826
Net (loss) for period						(7,325)	(7,325)
Balance, December 31, 2006			20,000,000	20,000	39,325	(40,824)	18,501
Common shares issued for cash at $0.50 per share, April15, 2007			7,980,000	7,980	3,982,020		3,990,000
Common shares issued for cash at $0.5 per share, June 15, 2007			5,320,000	5,320	2,698,680		2,704,000
Common shares issued for cash at $0.75 per share, June 18, 2007			133,333	133	99,867		100,000
Preferred shares issued in payment for services on September 28, 2007 at par value $0.001	1,000,000	1,000			0		1,000
Net (loss) for period						(1,608,525)	(1,608,525)
Balance, December 31, 2007	1,000,000	1,000	33,433,333	33,433	6,819,892	(1,649,349)	5,204,976
Common shares issued in payment for services on March 31, 2008			3,100,000	3,100			3,100
Common shares issued for cash at $0.80 per share on March 31, 2008			540,000	540	431,460		432,000
Common shares issued at $0,001 in payment for services on July 7, 2008			1,000,000	1,000	0		1,000
Common shares issued for cash at $2.00 in October 2008			11,625	12	23,238		23,250
Net (loss) for period						(4,067,380)	(4,067,380)
Balance, December 31, 2008	1,000,000	1,000	38,084,958	$38,085	$7,274,590	$(5,716,729)	$1,596,946
Net (loss) for period						(434,619)	(434,619)
Balance, March 31, 2009	1,000,000	1,000	1,551,625	$1,552	$454,698	$(6,151,348)	$1,162,327

The accompanying notes are an integral part of these financial statements.

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

Stated in US Dollars

(Unaudited)

	For the three months ended March 31,		From inception (December 30, 2004) to March 31,
	2009	2008	2009
OPERATING ACTIVITIES

Net income	$(434,619)	$(620,057)	$(6,151,348)
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	18,375	19,756	152,936
Prepaid expenses	––	––	––
Loans to third partes	––	––	––
Accounts receivable	––	––	––
Accounts payable	32	(1,301)	32
Net cash (used) in operating activities	(416,213)	(601,602)	(5,998,381)

INVESTING ACTIVITIES
Investments- available for sale	456,916	(4,063,222)	(777,404)
Purchase of software & hardware	(34,508)	(59,528)	(101,069)
Furniture & equipment	––	––	(8,477)
Company acquisitions	––	––	(350,000)
Net cash (used) in investing activities	422,408	(4,122,750)	(1,236,950)

FINANCING ACTIVITIES
Loan from shareholders	––	––	––
Common &preferred stock	––	3,640	50,698
Additional paid-in capital	––	431,460	7,262,977
Net cash provided by financing activities	––	435,100	7,313,675

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,195	(4,289,252)	78,344
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	72,149	4,943,983	––
CASH AND CASH EQUIVALENTS AT END OF PERIOD	78,344	654,731	78,344

Cash Paid for:
Interest income	$––	$1,412	$4,624
Interest (expense) (HSBC Sec)	$(8,556)	$––	$(65,172)
HSBC dividend income	$48,879	$––	$396,922
Trustee commission (Credit Suisse)	$––	$(228)	$(228)
Income taxes	$––	$––	$––

Non-cash activities
Stock issued for services	$––	$––	$5,100
Unrealized gain (loss) on marketable securities	$(7,759)	$––	$(1,989,151)
Translation for currency exchange (loss)	$(210,604)	$(104,098)	$(888,930)

The accompanying notes are an integral part of these financial statements.

GLOBALPAYNET HOLDINGS, INC.

(A Development Stage Company)

Notes to the Financial Statements

For the three months ended on March 31, 2009

(Unaudited)

NOTE 1 - FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2009 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2008 audited financial statements.  The results of operations for the period ended March 31, 2009 and 2008 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has had no revenues and has generated losses from operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues.  Management’s plans include of investing in and developing all types of businesses related to the computer software industry.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

GlobalPayNet Holdings, Inc.

(formerly Spectre Technology Corp.)

(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of GlobalPayNet Holdings, Inc. (A Development Stage Company) as of December 31, 2008 and December 31, 2007 (restated), and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2008 and December 31, 2007 (restated), and from inception on December 30, 2004 through December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GlobalPayNet Holdings, Inc. (A Development Stage Company) as of December 31, 2008 and December 31, 2007 (restated), and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2008 and December 31, 2007 (restated), and from inception on December 30, 2004 through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the consolidated financial statements, the Company has incurred a net loss of $3,735,336 from inception through December 31, 2008, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

April 22, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

Stated in US Dollars

	December 31,	December 31,
	2008	2007
		(Restated)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$72,149	$477,209
Prepaid expenses	––	74
Investments- available for sale (pledged)	1,763,980	4,407,246
Loans to third party	––	2,727
Total current assets	1,836,129	4,887,257

Equipment, Net	6,974	7,771
Software & hardware, Net	53,813	4,999
TOTAL FIXED ASSETS	60,788	12,770

OTHER ASSETS
Goodwill, Net	229,690	306,250

TOTAL ASSETS	2,126,607	5,206,277

CURRENT LIABILITIES
Accounts payable	––	1,301
Margin	529,660	––
Total current liabilities	529,660	1,301

TOTAL LIABILITIES	529,660	1,301

STOCKHOLDERS' EQUITY (Deficit)

Preferred stock: $0.001 par value 5,000,000 shares authorized: 1,000,000 shares issued and outstanding	1,000	1,000
Common stock: $0.001 par value 300,000,000 shares authorized: 38,084,958 and 33,433,333 shares issued and outstanding	38,085	33,433
Paid in capital	7,274,590	6,819,892
Deficit accumulated during the development stage	(3,735,336)	(1,649,349)
Accumulated Other Comprehensive income (loss)	(1,981,392)	––
TOTAL STOCKHOLDERS EQUITY	1,596,947	5,204,976

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	2,126,607	5,206,277

The accompanying notes are an integral part of these financial statements.

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

Stated in US Dollars

	For the year ended December 31,		From inception (December 30, 2004) to
	2008	2007	December 31, 2008
		(Restated)
REVENUES
Sales	$2,898	$4,112	$56,568
Cost of good sold	––	––	(978)
	2,898	4,112	55,590
EXPENSES
General and Administrative expenses	1,771,064	1,547,955	3,408,423
Total expenses	1,771,064	1,547,955	3,408,423

Other income and expenses
Interest income	3,328	1,296	4,624
HSBC dividend income (1)	348,043	––	348,043
HSBC interest (expense) (2)	(56,616)	––	(56,616)
Translation for currency exchange gain (loss)	(612,577)	(65,750)	(678,326)
Trustee commission (Credit Suisse)	––	(228)	(228)
Total other income (expense)	(317,822)	(64,682)	(382,503)

Net income (loss) before taxes	(2,085,988)	(1,608,525)	(3,735,336)
Provision for income taxes	––	––	––

Net income (loss)	(2,085,988)	(1,608,525)	(3,735,336)

Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities (3)	(1,981,392)	––	(1,981,392)
Total comprehensive income	(4,067,380)	(1,608,525)	(5,716,728)

Basic & diluted (loss) per share	(0.11)	(0.056)

Weighted average number of shares outstanding	36,663,660	28,914,013

The accompanying notes are an integral part of these financial statements.

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Stated in US Dollars

From December 30, 2004 (inception) to December 31, 2008

						Accumulated
						Deficit
	Preferred Stock		Common Stock		Additional	During the
	Shares	Amount	Shares	Amount	Paid in Capital	Development Stage	Total Equity
Net (loss) for period				$––	$––	$––	$––
Balance, December 31, 2004			0	0	0	––	––

Common shares issued for cash at $0.001 per share			19,325,000	19,325			19,325
Common shares issued for cash at $0.02 per share			500,000	500	9,500		10,000
Common shares issued for cash at $0.1 per share			50,000	50	4,950		5,000
Common shares issued for cash at $0.2 per share			125,000	125	24,875		25,000
Net (loss) for period						(33,499)	(33,499)
Balance, December 31, 2005			20,000,000	20,000	39,325	(33,499)	25,826

Net (loss) for period						(7,325)	(7,325)
Balance, December 31, 2006			20,000,000	20,000	39,325	(40,824)	18,501

Common shares issued for cash at $0.50 per share, April15, 2007			7,980,000	7,980	3,982,020		3,990,000
Common shares issued for cash at $0.5 per share, June 15, 2007			5,320,000	5,320	2,698,680		2,704,000
Common shares issued for cash at $0.75 per share, June 18, 2007			133,333	133	99,867		100,000

Preferred shares issued in payment for services on September 28, 2007 at par value $0.001	1,000,000	1,000			0		1,000

Net (loss) for period						(1,608,525)	(1,608,525)
Balance, December 31, 2007	1,000,000	1,000	33,433,333	33,433	6,819,892	(1,649,349)	5,204,976

Common shares issued in payment for services on March 31, 2008			3,100,000	3,100			3,100

Common shares issued for cash at $0.80 per share on March 31, 2008			540,000	540	431,460		432,000

Common shares issued at $0,001 in payment for services on July 7, 2008			1,000,000	1,000	0		1,000

Common shares issued for cash at $2.00 in October 2008			11,625	12	23,238		23,250

Net (loss) for period						(4,067,380)	(4,067,380)
Balance, December 31, 2008	1,000,000	1,000	38,084,958	$38,085	$7,274,590	$(5,716,729)	$1,596,946

The accompanying notes are an integral part of these financial statements.

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

Stated in US Dollars

	For the year ended December 31,		From inception (December 30, 2004) to
	2008	2007	December 31, 2008
		(Restated)
OPERATING ACTIVITIES
Net income	$(4,067,380)	$(1,608,525)	$(5,716,728)
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	85,105	45,877	134,560
Prepaid expenses	74	(74)	––
Loans to third parties	––	2,727	––
Accounts receivable	2,727	(2,727)	––
Accounts payable	(1,301)	1,301	––
Net cash (used) in operating activities	(3,980,775)	(1,561,421)	(5,582,168)

INVESTING ACTIVITIES
Investments- available for sale	3,172,927	(4,407,247)	(1,234,320)
Purchase of software	(56,562)	––	(66,561)
Furniture & equipment	––	(6,753)	(8,477)
Company acquisitions	––	(350,000)	(350,000)
Net cash (used) in investing activities	3,116,365	(4,764,000)	(1,659,358)

FINANCING ACTIVITIES
Loan from shareholders	––	(500)	––
Common &preferred stock	16,265	14,433	50,698
Additional paid-in capital	443,085	6,780,567	7,262,977
Net cash provided by financing activities	459,350	6,794,500	7,313,675

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(405,060)	469,079	72,149
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	477,209	8,130	––
CASH AND CASH EQUIVALENTS AT END OF PERIOD	72,149	477,209	72,149

Cash Paid for:
Interest income	$22	$1,296	$4,624
Interest (expense) (HSBC Sec)	$(56,616)	$––	$(56,616)
HSBC dividend income	$348,043	$––	$348,043
Trustee commission (Credit Suisse)	$––	$(228)	$(228)
Income taxes	$––	$––	$––

Non-cash activities
Stock issued for services	$4,100	$––	$5,100
Unrealized gain (loss) on marketable securities	$(1,981,392)	$––	$(1,981,392)
Translation for currency exchange (loss)	$(612,577)	$(65,750)	$(678,326)
The accompanying notes are an integral part of these financial statements.

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements

December 31, 2008

Stated in US Dollars

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated under the laws of the State of Nevada on December 30, 2004.

In May of 2007 the Company filed a name change with the Nevada Secretary of State to GlobalPayNet Holdings, Inc.

GlobalPayNet Holdings Inc. is a Nevada Financial Services Technology company specialized in the secure electronic payment sector. The Company and its wholly owned Canadian subsidiary, along with its European partner have been providers of services and solutions enabling merchants to authorize, settle and manage credit card and electronic check transactions from a Web site, retail store, mail order/telephone order (MOTO) call center or mobile device since 2004. These solutions transmit transaction data over the Internet and manage submission of payment information to the credit card and Automated Clearing House processing networks. The Company offers payment processing through its Internet Protocol (IP) based secure payment gateway services that enable online and other merchants to authorize, settle, manage risk, and manage credit card or electronic check transactions via Physical Card Swipe Terminals, Web sites and mobile devices.

GlobalPayNet™ is insulated from rising defaults and late payments, because unlike American Express and Discover Financial Inc. as an example, GlobalPayNet™ does not extend credit to cardholders. Rather, all the risks are with the banks and other underwriters.

The Company also offers a fully integrated e-commerce solution for businesses of all sizes and other fully hosted services. Most recently, the Company and Security Metrics Inc., a qualified Security Assessor, have signed a mutual partnership to offer all e-commerce merchants a fully integrated security and scanning solution in order for merchants to comply with the card industry’s PCI/DSS regulations.

The Company’s clear advantage over its competition is that it offers a host of services under one seamless offering, whereas the competition needs to outsource most of the same services to offer to its clients. Our products are more competitive and easier to manage because all of our product divisions function under a common technology and management base and this in turn creates a one-stop shop solution for the customer. Our sustainable advantage is that we are able to custom tailored products and services to our clients needs very competitively and in a global geographic setting.

The Company offers its services in the USA, Canada, and the European Union primarily through a network of outside sales partners, merchant banking partners, third party solution providers, and inside sales team to merchants that sell products or services online. The company was incorporated in 2004 in Nevada, USA and has offices in Seattle WA USA, and Vancouver BC Canada, and has its R&D offices in Kamloops BC Canada. It’s European partner, GlobeXPayNet S.A. is headquartered in Geneva, Switzerland and has offices located in Warsaw Poland, Milan Italy, Dusseldorf Germany, Paris and Nice France and London United Kingdom.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company’s mission to our shareholders is to provide a long-term solid earnings strategy through innovation, a global risk management policy and an earnings growth through a fiscally responsible policy in order to ensure the long term viability of the Company.

a.

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements (Continued)

December 31, 2008

Stated in US Dollars

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company recognizes revenue when persuasive evidence of an arrangement exists, goods delivered, the contract price is fixed or determinable, and collectibility is reasonably assured.

b.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, goods delivered, the contract price is fixed or determinable, and collectibility is reasonably assured.

c.

Income Taxes

Income tax expense includes U.S. and international income taxes, plus the provision for U.S. taxes on undistributed earnings of international subsidiaries not deemed to be permanently invested. Certain items of income and expense are not reported in tax returns and financial statements in the same year. The tax effect of this difference is reported as deferred income taxes when incurred.

d.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e.

Foreign currency translation

The Company has adopted the US dollar as its functional and reporting currency.

In accordance with FASB/ FAS 52 paragraph 12, “All elements of financial statements shall be translated by using a current exchange rate. For assets and liabilities, the exchange rate at the balance sheet shall date shall be used. For revenues, expenses, gains and loses, the exchange rate at the dates on which those elements are recognized shall be used. Because translation at the exchange rates at the dates the numerous revenues, expenses, gains and loses are recognized is generally impractical, an appropriately weighted average exchange rate for the period may be used to translate those elements.”

Unrealized exchange differences on non-monetary financial assets (investments in equity instruments) are a component of the change in their entire fair value. For a non-monetary financial asset unrealized exchange differences are recognized in the income statement. For non-monetary financial investments unrealized exchange differences are recorded directly in Equity until the asset is sold or becomes impaired.

As of December 31, 2008 the Company holds bank accounts in US dollars (US$). Globus Payments, Ltd., a Canadian company, is GlobalPayNet Holdings, Inc. 100% owned subsidiary, holds accounts in US dollars, Canadian dollars (CAN$), Euros (Euro€) and in British pounds (GBP£).

The Company used the Federal Reserve Bank of New York noon rate to translate its foreign currencies accounts into US Dollars (US$).

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements (Continued)

December 31, 2008

Stated in US Dollars

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

f.

Assets

Restatement of Financial Statements.

During the year ended December 31, 2008 the Company retrospectively changed its accounting policy for cash and equivalents to more appropriately align itself with policies applied by other comparable companies at a similar stage in the industry. Prior to the year ended December 31, 2008, the Company included available to sale investments as part of cash and equivalents.

Available for sale investments are now accounted separately in the balance sheet at fair market value. The impact of this change on the previously reported December 31, 2007 consolidated financial statements is as follows:

	As previously Reported $	Restatement $	As Restated $
Cash & equivalents at Dec 31, 2007	4,884,456	(4,407,247)	477,209
Investments-available for sale at Dec 31, 2007	0	4,407,246	4,407,246
Total Assets at Dec 31, 2007	5,250,027	0	5,250,027
Loss for the period ended Dec 31, 2007	1,504,205	0	1,504,205
Deficit at Dec 31, 2007	1,605,599	0	1,605,599

Cash and Equivalents

For purposes of the statement of cash flows, the company considers all highly liquid investments purchased with maturity of three months or less to be cash equivalents.

Cash and equivalents represent the Company’s and its subsidiary bank accounts. As of December 31, 2008 the Company’s cash and equivalents account was $72,149 compared to $477,209 for the same period in 2007.

Investments

Available for sale investments was as at December 31, 2008 $1,763,980 compared to $4,407,246 as at December 31, 2007.

g.

Property and Equipment

The Company’s property and equipment is comprised of computers, software and office furniture. The property and equipment are depreciated over the estimated life of 10 years and the computers and software over 5 years using the straight-line method.

In May of 2007, the Company purchased furniture and equipment for $6,753.

On July 31, 2007 The Company entered into a purchase agreement with E-Shopping Technologies, Inc, a Nevada Corp. and Renovatio Group S.A., a Swiss corporation (societe anonyme) and sole shareholder of E-Shopping Technologies, Inc. (E-Shopping) to purchase all of the issued and outstanding shares of E-Shopping for US$350,000 as an advance payment (funds in trust account) and 1,000,000 GlobalPaynet Holdings, Inc. common shares issued on March 1, 2008.

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements (Continued)

December 31, 2008

Stated in US Dollars

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

E-Shopping (payment gateway) is an e-commerce application service provider service that authorizes payments for e-businesses, online retailers, bricks and clicks, or traditional brick and mortar. It is the equivalent of a physical point of sale terminal located in most retail outlets. Payment gateways encrypt sensitive information, such as credit card numbers, to ensure that information passes securely between the customer and the merchant.

E-Shopping technologies software is used in e-commerce to assist people making purchases online. The technology provides a means of capturing a client's payment information, and in the case of a credit card they rely on the software module of the secure gateway provider, in conjunction with the secure payment gateway, in order to conduct secure credit card transactions online.

In April of 2008 the Company purchased Computer software and hardware for $46,042. In August of 2008 the Company purchased $1,486 and in September 2008 $2,010 in Computer software and hardware.

In October 2008 the Company purchased computer equipment for $7,034.

As at December 31, 2008 the Company’s equipment, software and hardware net of depreciation was $60,787, compared to $12,770 as at December 31, 2007.

The Company’s goodwill (E-shopping technologies) net of depreciation, was at December 31, 2008 $ 229,690 compared to $306,250 as at December 31, 2007.

h.

Income

Income represents all of the company’s revenue less all its expenses in the period incurred. Revenue totalled $55,590 on aggregate; For the twelve months ended on December 31, 2008, the Company’s revenues were $2,898 compared to $4,112 for the twelve months ended on December 31, 2007.

Expenses from operations for the fiscal year ended on December 31, 2008 expenses totalled $1,771,064 and for the year ended on December 31, 2007 totalled $1,547,955. From inception to December 31, 2008 the total expenses from operations for the company were $3,408,423.

Other income and expenses represent translation for foreign currency (loss) of ($612,577) for the year ended December 31, 2008 and for the same period in 2007 was ($65,750).

Interest income from the investment accounts for the twelve months ended December 31, 2008 interest income totalled $3,328 compared to $1,296 for the same period in 2007. Total interest income from inception to December 31, 2008 was $ 4,624.

(1) Interest expenses for the year ended at December 31, 2008 totalled $56,616 compared to $0.00 for the same periods in 2007.

(2) Dividend income from HSBC Securities for the fiscal year ended on December 31, 2008 totalled $348,043 compare to $0.00 for the year ended at December 31, 2007.

Net income (loss) for the fiscal year ended on December 31, 2008 totalled ($2,095,988) compared to ($1,608,525) for the same period in 2007. The Company’s net income from inception (December 30, 2004) to December 31, 2008 was ($3,735,336).

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements (Continued)

December 31, 2008

Stated in US Dollars

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other comprehensive income

FAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This Statement does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. This Statement requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other  comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position.

	For the year ended December 31,		From inception (December 30, 2004) to
	2008	2007	December 31, 2008
		(Restated)
Balance beginning of the year	––	––	––
Unrealized gain (loss) on marketable securities (3)	(1,981,392)	––	(1,981,392)
Balance end of the year	(1,981,392)	––	(1,981,392)

At December 31, 2008, the Company had $1,306,469 in cash equivalents and marketable securities. The Company has invested these amounts in corporate bonds, commercial paper, securities, certificates of deposit and money market funds meeting the criteria of our investment policy, which is focused on the preservation of our capital. These investments are subject to general credit, liquidity, market and interest rate risks and the Company may realize losses in the fair value of these investments or a complete loss of these investments, which would have a negative effect on our consolidated financial statements. In addition, should our investments cease paying or reduce the amount of interest paid to us, our interest income would suffer. These market risks associated with our investment portfolio may have a negative adverse effect on our results of operations, liquidity and financial condition.

(3) Unrealized gain (loss) in marketable securities represents the investment loss from securities held by the company for $1,981,392 for the fiscal year ended on December 31, 2008 compared to nil for the year ended on December 31, 2007.

i.

Basic Income (Loss) Per Share

	For the year ended December 31,
	2008	2007
Net income (loss)	$(1,473,411)	$(1,542,775)
Comprehensive income	(4,067,380)	(1,608,525)
Basic & diluted (loss) per share	(0.11)	(0.056)
"Weighted average number of shares outstanding"	36,663,660	28,914,013

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements (Continued)

December 31, 2008

Stated in US Dollars

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The computation of basic income (loss) per share is based on the weighted average number of shares outstanding during the periods covered by the financial statements.

Diluted income per shares units is equal to the basic income per unit as there are no potentially dilutive shares outstanding.

j.

Liabilities

Liabilities are divided in short-term and long-term liabilities.

The Company holds no short-term or long-term liabilities as of December 31, 2008, compared to $1,301 as of December 31, 2007.

l.

Equity

On April 4, 2007, the Company amended its Articles of Incorporation to designate 1,000,000 preferred stock as “Class B Preferred”” and renamed them as “Class A Preferred” stock and amended and restated the rights, preferences and privileges thereof.

On April 15, 2007, the Company issued 7,980,000 of its common shares at $0.50 per share and entered into a binding Non-U.S. Share Private Placement and Subscription Agreement with Andorra Banc Agricol Reig, SA for an aggregate purchase price of $3,999,000

In May of 2007 the Company filed an amendment to its articles of incorporation to increase the number of authorized shares of common stock, par value $0.001 per share (“Common Stock”) from 75,000,000 to 300,000,000 and to increase the number of authorized shares of preferred stock, par value $0.001 per share (“Preferred Stock”) from none to 5,000,000.

On June 18, 2007, the Company issued 133,333 shares of Common Stock at $0.75 per share and entered into a Subscription Agreement with Woodrush Ltd. for an aggregate purchase price of US$100,000.

On September 28, 2007 the Company issued $1,000,000 preferred shares @ $0.001 On June 15, 2007, the Company issued 5,320,000 of its common shares at $0.50 per share and entered into a binding Non-U.S. Share Private Placement and Subscription Agreement with Andorra Banc Agricol Reig, SA for an aggregate purchase price of $2,704,000 per share to one of its directors in payment for lieu of services.

On March 31, 2008 the Company issued 3,100,000 common shares in payment for services at par value of $0.001 per share.

The Company completed a private placement on March 31, 2008 for 540,000 common shares at $0.80 per share.

On July 7th, 2008 the Company issued 1,000,000 common shares in payment for services at par value of 0.001 per share.

In October of 2008 the Company completed a private placement of $23,250 to purchase 11,625 common shares at $2.00 per share. The Company received the funds in July 2008.

As of December 31, 2008 there are a total of 39.084,958 common shares issued and outstanding and 1,000,000 preferred shares issued and outstanding.

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements (Continued)

December 31, 2008

Stated in US Dollars

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has accumulated a loss and is new. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

As shown in the accompanying financial statements, the Company has incurred a net loss of $3,735,336 and its comprehensive income totaled ($5,716,728) for the period from December 30, 2004 (inception) to December 31, 2008 and generated revenue of $55,590 over the same period. During the same period, the Company raised $7,263,977 through the issuance of its preferred stock, common stock and private placements. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of acquisitions. Management has plans to seek additional capital through private placements and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 4 – RECENT ACCOUNTING PRONOUNCEMENTS

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”. SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements (Continued)

December 31, 2008

Stated in US Dollars

NOTE 4 – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations’. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and

GLOBALPAYNET HOLDINGS, INC

(Formerly Spectre Technology Corp.)

(A Development Stage Company)

Notes to the Consolidated Financial Statements (Continued)

December 31, 2008

Stated in US Dollars

NOTE 4 – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements. The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115. This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements. The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

PART II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (“NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation (which is not the case with our articles of incorporation). Excepted from that immunity are:

(1)

a willful failure to deal fairly with GlobalPayNet or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent allowed by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1,524
Transfer Agent Fees	$3,000
Accounting fees and expenses	$5,000
Legal fees and expenses	$10,000
Edgar filing fees	$1,500

Total	$21,024

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

From April 1, 2006 through April 30, 2009, we have made the following sales/issuances of our common stock, par value $0.001 per share:

Date Of Issuance	Number of Shares	Issued To	Price
2/16/09	100,000	Claudio Alberti Chemin de Essorts, No.1 Petit-Lancy GE 1213 Switzerland	Issued as consideration for services rendered to the Company.
2/9/09	128,190	Renovatio Media Group S.A. 14 Rue Du Rhone Geneva GE 1204 Switzerland	Issued as consideration for intellectual property license.
10/22/08	11,625	Guy-Olivier Rombaldi	$2.00/share
7/7/08	1,000,000	Daniel J. Nicols	As consideration for consulting services rendered to the Company.
2/13/08	540,000	Patrick Fischer	$0.80/share
1/28/08	5,320,00	Andorra Banc Agricol REIG	$0.50/share
1/28/08	1,000,000	Renovatio Media Group S.A.	Issued as part of the acquisition by the Company of E-Shopping Technologies, Inc.
6/18/07	1,600,000	Francisco Portillejo-Hoyos	Issued as consideration for services rendered to the Company.
6/18/07	200,000	Hakan Wandeback	Issued as consideration for services rendered to the Company.
6/18/07	300,000	Hans Kist	Issued as consideration for services rendered to the Company.
6/18/07	1,333,333	Woodrush Ltd.	$0.75/share
6/15/07	5,320,000	Andorra Banc Agricol REIG	$0.50/share

Regulation D and Rule 504 Compliance

All sales of securities pursuant to Regulation D were part of the same offering. No sales of securities were made more than six months before the start of the Regulation D offerings or made more than six months after completion of the Regulation D offerings.

We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to the limitations on resale contained in Regulation D, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser's own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold pursuant to Regulation D contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Exhibits

Exhibit No.	Description	Where Located
3.1	Articles of Incorporation	Incorporated by reference to the Form 10SB12G filed on January 31, 2006.
3.2	Bylaws	Incorporated by reference to the Form 10SB12G filed on January 31, 2006.
3.3	Certificate of Amendment to Articles of Incorporation filed June 18, 2007	Incorporated by reference to the Form 8-K filed August 6, 2007
3.4	Articles of Amendment to Articles of Incorporation filed April 4, 2007	Incorporated by reference to the Form 8-K filed August 6, 2007
3.5	Certificate of Designation of Class A Preferred Stock	Incorporated by reference to the Form 8-K filed October 4, 2007
5.1	Legal Opinion of Quick Law Group PC	To be filed by amendment
10.1	GlobalPayNet Holdings Inc. stock option agreement dated January 17, 2008 by and among the Registrant and Alain Ghiai	Incorporated by reference to the Form 8-K filed January 23, 2008
10.2	Globus Payments Ltd. consulting agreement with Alain Ghiai, dated January 18, 2008	Incorporated by reference to the Form 8-K filed January 23, 2008
10.3	Acquisition agreement by and among Globus Payments Ltd., E-Shopping Technologies Ltd. and Renovatio Media Group S.A., dated July 31, 2007	Incorporated by reference to the Form 8-K/A filed August 15, 2007
10.4	Non-US Share Private Placement Agreement with Andorra Banc Agricol Reig, S.A., dated April 15, 2007	Incorporated by reference to the Form 8-K/A filed April 25, 2007
10.5	Non-US Share Private Placement Agreement with Andorra Banc Agricol Reig, S.A., dated June 18, 2007	Incorporated by reference to the Form 8-K filed June 21, 2007
10.6	Non-US Share Private Placement Agreement with Woodrush Ltd., dated June 18, 2007	Incorporated by reference to the Form 8-K filed June 21, 2007
23.1	Consent of Moore & Associates Chartered	Filed herewith

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Seattle, State of Washington on May 22, 2009.

GlobalPayNet Holdings, Inc.

By:	/s/ ALAIN GHIAI
Alain Ghiai
Chief Executive Officer and Chairman of the Board

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ ALAIN GHIAI	Chief Executive Officer,	May 22, 2009
Alain Ghiai	Chairman of the Board Principal Accounting Officer and Principal Financial Officer

/s/ DANIEL J. NICOLS	Director	May 22, 2009
Daniel Nicols